UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Boston Omaha Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒         No fee required.
☐         Fee paid previously with preliminary materials
☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT —

SUBJECT TO COMPLETION

1601 Dodge Street, Suite 3300

Omaha, Nebraska 68102

To the Stockholders of Boston Omaha Corporation:

The 2024 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of Boston Omaha Corporation, a Delaware corporation (which we refer to as “Boston Omaha,” “BOC,” the “Company,” “we,” “our” or “us”), will be held at The Salvation Army Omaha Kroc Center – Joyce Mammel Assembly Hall located at 2825 Y Street, Omaha, Nebraska 68107 on Friday, September 20, 2024 beginning at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The purpose of the meeting is to consider and act upon the following matters, as more fully described in the Proxy Statement accompanying this Notice:

1.

To elect five (5) directors of the Company (in addition to the one (1) director elected by the holders of our Class B common stock) to serve a term of one (1) year or until their successors are duly elected and qualified;

2.

To ratify the selection by our Board of Directors (which we refer to as the “Board”) of the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To conduct an advisory (non-binding) vote to approve the compensation of the named executive officers;
4.	To conduct an advisory (non-binding) vote on the frequency of advisory votes on compensation of the named executive officers;
5.	To approve the Officer Exculpation Charter Amendment; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements of the Annual Meeting.

Only stockholders of record at the close of business on July 22, 2024 are entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, and at the office of the Secretary of the Company, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102, for a period of ten (10) days prior to the Annual Meeting. The Company’s Board of Directors recommends voting ‘For’ all directors in Proposal 1, ‘For’ Proposals 2, 3 and 5 and for ‘One Year’ on Proposal 4.

The proxy materials are available at https://www.iproxydirect.com/boc. You may also request a paper copy of the proxy materials by contacting our transfer agent by either writing to Issuer Direct Corporation, 1 Glenwood Ave., Suite 1001, Raleigh, NC 27603 or by telephoning (866) 752-8683. Whether or not you intend to attend the Annual Meeting, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our transfer agent in the enclosed, self-addressed envelope, which requires no additional postage if mailed in the United States. Directions to the Annual Meeting are available by calling us at (857) 256-0079.

On or about [July 26], 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail.

By Order of the Board of Directors,

/s/ Joshua P. Weisenburger

Joshua P. Weisenburger

Secretary

[___], 2024

YOU MAY OBTAIN ADMISSION TO THE ANNUAL MEETING BY IDENTIFYING YOURSELF AT THE ANNUAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON JULY 22, 2024 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. IN ADDITION TO VOTING DURING THE ANNUAL MEETING, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET. STOCKHOLDERS WHO RECEIVED A PAPER COPY OF THE PROXY STATEMENT BY MAIL MAY ALSO VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY ONE OF THESE METHODS.

1601 Dodge Street, Suite 3300
Omaha, Nebraska 68102

PROXY STATEMENT FOR THE

2024 ANNUAL MEETING OF STOCKHOLDERS

[________], 2024

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:	The Board of Directors (which we refer to as the “Board”) of Boston Omaha Corporation (which we refer to as “Boston Omaha,” the “Company,” “we,” “our” or “us”).

Q:	Where and when is the Annual Meeting?

A:

Our Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) will be held at The Salvation Army Omaha Kroc Center – Joyce Mammel Assembly Hall located at 2825 Y Street, Omaha, Nebraska 68107, on Friday, September 20, 2024 at 10:00 a.m. Central Standard Time (11:00 a.m. Eastern Time).

Q:	Who can vote at the Annual Meeting?

A:

All stockholders of record at the close of business on July 22, 2024 (which we refer to as the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. If on the Record Date your shares were registered directly in your name with our transfer agent, Issuer Direct Corporation, then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. As of the close of business on the Record Date, [________] shares of Class A common stock and 580,558 shares of Class B common stock were outstanding. Each share of Class B common stock has 10 votes for each matter brought before the Annual Meeting.

Q:	How do I vote?

A:

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

If you are the stockholder of record of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

1.

You may vote over the Internet. You may vote your shares by following the “VOTE BY INTERNET” instructions on the accompanying proxy card. If you vote over the Internet, you do not need to vote at the Annual Meeting, vote by telephone or complete and mail your proxy card.

2.

You may vote by telephone. You may vote your shares by following the “VOTE BY PHONE” instructions on the accompanying proxy card. If you vote by telephone, you do not need to vote over the Internet, vote at the Annual Meeting or complete and mail your proxy card.

3.

You may vote by mail. You may vote your shares by following the “VOTE BY MAIL” instructions on the accompanying proxy card. If you vote by mail, you do not need to vote over the Internet, vote by telephone or vote at the Annual Meeting.

4.

You may vote at the Annual Meeting. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the Annual Meeting. Ballots will be available at the Annual Meeting.

All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in these proxy materials in accordance with the instructions set forth herein. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the Board’s recommendations on such proposals as set forth in these proxy materials.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

1.	If you would like to revoke your proxy, you may write to our Secretary stating that you would like to revoke your proxy.

2.	You may submit a new proxy, bearing a later date, by following the “VOTE BY INTERNET” or “VOTE BY PHONE” instructions on the accompanying proxy card by 11:59 p.m. Eastern Time, on September 19, 2024.

3.	If you voted over the Internet or over the telephone, you may submit your proxy card by mail, which must be received by September 19, 2024.

4.	You may also vote at the Annual Meeting.

Q:	What constitutes a quorum for the meeting?

A:

A quorum is required for stockholders to conduct business at the Annual Meeting. The holders of capital stock representing a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present or represented by proxy, shall constitute a quorum. On the Record Date there were [_______] shares of our capital stock outstanding, consisting of [______] shares of Class A common stock and 580,558 shares of Class B common stock. Each share of our Class A common stock is entitled to one (1) vote and each share of our Class B common stock is entitled to 10 votes on each matter brought before the Annual Meeting. Shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately.

Q:	What am I voting on?

A:	You are voting on the following proposals:

1.

To elect five (5) directors of the Company to serve (along with the one (1) director elected by the holders of our Class B common stock), for a term of one (1) year or until their successors are duly elected and qualified;

2.	To ratify the selection by the Board of the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To conduct an advisory (non-binding) vote to approve the compensation of the named executive officers;

4.	To conduct an advisory (non-binding) vote on the frequency of advisory votes on executive compensation; and

5.	To approve the Officer Exculpation Charter Amendment.

Q:	How many votes do I have?

A:

Each share of our Class A common stock is entitled to one (1) vote on each matter brought before the Annual Meeting. Each share of our Class B common stock is entitled to 10 votes on each matter brought before the Annual Meeting.

Q:	How are votes counted?

A:

With respect to PROPOSAL 1 (Election of Directors), votes may be cast “FOR” or “WITHHOLD” authority to vote for each of the nominees for the Board. If you vote “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of nominees.

With respect to PROPOSAL 2 (Ratification of Auditors), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.

With respect to PROPOSAL 3 (Advisory Vote on Executive Compensation), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal.  Abstentions and broker non-votes, if any, are not considered votes cast for Proposal 3, and therefore, will not have any effect on the outcome of Proposal 3.

With respect to PROPOSAL 4 (Advisory Vote on the Frequency of Votes on Compensation of the Named Executive Officers), you may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.” Assuming a quorum is present, the option that receives the most votes will be deemed to be the option selected by our stockholders. Abstentions and broker non-votes, if any, are not considered votes cast for Proposal 4, and therefore, will not have any effect on the outcome of Proposal 4.

With respect to PROPOSAL 5 (Officer Exculpation Charter Amendment), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have the same effect as voting against the proposal.

Q:	How many votes are required to approve each item?

A:

With respect to PROPOSAL 1 (Election of Directors), directors shall be elected by a plurality of the votes cast (meaning that the five director nominees who receive the highest number of shares voted “FOR” their election are elected).

With respect to PROPOSAL 2 (Ratification of Auditors), ratification of the selection of auditors requires the affirmative vote of the holders of capital stock representing a majority in voting power of the stock present or represented by proxy, entitled to vote and voting on the matter.

With respect to PROPOSAL 3 (Advisory Vote on Executive Compensation), approval of the resolution requires the affirmative vote of the holders of capital stock representing a majority in voting power of the stock present or represented by proxy, entitled to vote and voting on the matter.

With respect to PROPOSAL 4 (Advisory Vote on the Frequency of Votes on Compensation of the Named Executive Officers), approval of the resolution requires the affirmative vote of the holders of capital stock representing a majority in voting power of the stock present or represented by proxy, entitled to vote and voting on the matter.

With respect to PROPOSAL 5 (Officer Exculpation Charter Amendment), approval of the amendment requires the affirmative vote of the holders of capital stock representing a majority of the outstanding shares of our common stock.

Shares of Class A common stock and Class B common stock will vote together, but as indicated above, Class A common stock is entitled to one (1) vote per share while Class B common stock is entitled to 10 votes per share.

Q:	My shares are held in “street name.” Will my broker vote my shares?

A:

If you hold your shares in “street name,” your broker, bank, trustee or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares. If you do not give your broker, bank, trustee or nominee specific instructions on such a matter, your shares may not be voted. Shares of capital stock represented by “broker non-votes” will, however, be counted in determining whether there is a quorum.

Q:	How does the Board recommend that I vote on the proposals?

A:

The Board recommends that you vote “FOR ALL NOMINEES” on Proposal 1, to elect five (5) directors of the Company to serve (along with the one (1) director elected by the holders of our Class B common stock), a term of one (1) year or until their successors are duly elected and qualified.

The Board recommends that you vote “FOR” on Proposal 2, to ratify the selection by our Board of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Board recommends that you vote “FOR” on Proposal 3, to approve on an advisory (non-binding) basis the compensation of the named executive officers.

The Board recommends that you vote for “ONE YEAR” on Proposal 4 to approve on an advisory (non-binding) basis the compensation of the named executive officers.

The Board recommends that you vote “FOR” on Proposal 5 to approve the Officer Exculpation Charter Amendment.

Q:	What should I do now?

A:

Carefully read this document and determine how you want to vote. Stockholders may deliver their proxies electronically over the Internet, by telephone as outlined on the proxy card or by requesting (if necessary), completing and submitting a properly signed paper proxy card. If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board.

Q:	Can I change my vote or revoke my proxy?

A:

Yes. If you are a stockholder of record, you can change your vote in one of three ways, at any time before your proxy is voted at the Annual Meeting, by (a) revoking your proxy by written notice to our Secretary stating that you would like to revoke your proxy, (b) completing and submitting a new proxy card bearing a later date, or (c) attending the Annual Meeting and voting in person. If you hold shares beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee by following the instructions they provided, or, if you have obtained a valid legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, you may attend the Annual Meeting and vote in person using such proxy.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:

Stockholders who wish to submit a proposal to be included in the Proxy Statement for the 2025 Annual Meeting of Stockholders may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, a stockholder must submit their proposal by [_______], 2025 to Joshua P. Weisenburger, Secretary, Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102. The proposal must comply with the Security and Exchange Commission’s (“SEC”) proxy rules. The Company’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing during the period 120 to 90 days before the first anniversary of the date of the preceding year’s annual meeting or, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered during the period 120 to 90 days before such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company. These stockholder notices must set forth certain information specified in the Bylaws. For information about the required information, see “Annual Meeting” in the Meetings of Stockholders section of the Bylaws. Stockholders may present proper proposals for inclusion in our proxy statement and propose director candidates for consideration by our Nominating and Corporate Governance Committee, each for consideration at the 2025 Annual Meeting of Stockholders, by submitting their proposals in writing to Boston Omaha’s Secretary in a timely manner. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 as amended (the “Exchange Act”) no later than [________], 2025 and no earlier than [_______], 2025. If the date of our annual meeting of stockholders has changed by more than 30 calendar days from the previous year’s meeting, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by us. The stockholder’s notice must contain a statement that it intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than nominees selected by our board of directors. If we hold our 2025 Annual Meeting of Stockholders more than 30 days before or after September 20, 2025 (the one-year anniversary date of the 2024 Annual Meeting), we will disclose the new deadline by which stockholder proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders.

Our Bylaws (as amended and restated to date, which we refer to as our “Bylaws”) also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting, as well as ownership thresholds for certain control group nominations and actions.

On February 16, 2024, we filed with the SEC a Form 8-K which provided notice that the date of our 2024 Annual Meeting would be May 1, 2024. Subsequently, on May 31, 2024, we issued a press release and filed with the SEC a Form 8-K which provided notice that the new date of our 2024 Annual Meeting will be September 20, 2024, which is more than 30 days after the anniversary of our 2023 Annual Meeting of Stockholders. As a result of our notice on May 31, 2024 of the date of the 2024 Annual Meeting, any notice intended to be given by a stockholder with respect to the Company’s 2024 Annual Meeting pursuant to our Bylaws must have been received at our principal executive office no later than the close of business on June 14, 2024. No such proposals were received.

Any director nominee proposals or recommendations for director nominees should include the nominee’s name and qualifications for membership on our Board, including information as specified in Article I, Section 2(c) of our Bylaws, and should be directed to: Secretary, Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102.

You may also contact our Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates.

Q:	Who will bear the cost of this solicitation?

A:

The Company will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but our directors and officers may, without additional compensation, solicit proxies personally by telephone, email or fax.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We will announce preliminary voting results at the Annual Meeting, and we will disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q:	Who should I contact with questions?

A:

If you have any questions or if you need additional copies of this proxy statement (which we refer to as the “Proxy Statement”) or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact us at Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102, telephone number (857) 256-0079 or by email at contact@bostonomaha.com.

Q:	How can I contact Boston Omaha’s transfer agent?

A:	You can contact our transfer agent by either writing to Issuer Direct Corporation, 1 Glenwood Ave., Suite 1001, Raleigh, NC 27603 or by telephoning (866) 752-8683.

GENERAL INFORMATION ABOUT THE MEETING

The close of business on July 22, 2024 has been fixed as the Record Date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company’s outstanding voting securities consisted of [__________] shares of our capital stock outstanding, of which [_______] shares are Class A common stock and 580,558 shares are Class B common stock. Each share of our Class A common stock is entitled to 1 vote per share, and each share of our Class B common stock is entitled to 10 votes per share.

Magnolia Capital Fund, LP (which we refer to as “MCF”) controls all of the Company’s Class B common stock. The Magnolia Group, LLC (which we refer to as “Magnolia”), both as a standalone entity and in its role as general partner of MCF and of Magnolia BOC I, LP (each as described under the heading “Certain Relationships, Related Transactions, and Director Independence” beginning on page [__] of this Proxy Statement), through its ownership of the Company’s Class A common stock and all of our outstanding Class B common stock (assuming exercise of currently exercisable warrants to purchase Class B common stock) control [___]% of all votes which may be cast at the Annual Meeting. In such role, Magnolia will cast its votes “FOR” (i) the election of each of the Board’s five nominees to serve as directors of the Company, in addition to the one (1) director elected by the holders of our Class B common stock, until the 2025 Annual Meeting of Stockholders, or until their successors are elected and qualified, (ii) the ratification of the selection by the Board of the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, (iii) the approval of a non-binding advisory vote to approve executive officer compensation, (iv) one year in conducting on a non-binding advisory vote to approve the compensation of the named executive officers and (v) the approval of the Officer Exculpation Charter Amendment.

Holders representing a majority in voting power of the Company’s outstanding securities entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person or by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. If a broker, bank, trustee or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares that are voted “FOR,” “AGAINST,” “WITHHOLD” or “ABSTAIN” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker “non-votes” (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will also be counted as present for purposes of determining the presence of a quorum.

The proxy materials are available at https://www.iproxydirect.com/boc.

You may vote your shares over the Internet, by telephone, by completing and returning the proxy card via mail, or by attending the Annual Meeting and voting in person. Votes provided over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on September 19, 2024. Votes provided by mail must be received by September 19, 2024.

Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Board. You are urged to give instructions as to how to vote your shares. All properly executed proxies delivered pursuant to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the directions given.

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the persons designated in the enclosed proxy (who we refer to as the “Proxy Agents”), will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

We expect representatives from our public accounting firm to be present at the Company’s Annual Meeting in 2024.

The costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the proxy card will be borne by the Company. The Company will request brokerage houses, other nominees, custodians and fiduciaries to forward soliciting materials to beneficial owners of the Company’s voting securities. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile. Except as described above, the Company does not intend to solicit proxies other than by mail.

Our website address is included several times in this Proxy Statement as a textual reference only and the information on the website is not incorporated by reference into this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The number of directors of the Company is established by the Board. The Board currently consists of six (6) directors, including one (1) director elected by the holders of our Class B common stock and five (5) directors elected by the holders of our Class A common stock and Class B common stock voting as a single class.

At the Annual Meeting, all nominees are to be elected for one-year terms to serve until the Company’s 2025 Annual Meeting of Stockholders, or until their successors are elected and qualified. As described in our Charter, the holders of Class B common stock have elected Adam K. Peterson to serve as the one (1) director to be elected by the holders of the Class B common stock. The Board has also selected as nominees the following five (5) individuals, all of whom are current directors of the Company: Bradford B. Briner, Brendan J. Keating, Frank H. Kenan II, Jeffrey C. Royal and Vishnu Srinivasan for election as directors at the Annual Meeting. The Board knows of no reason why the nominees would be unable or unwilling to serve, but if any such nominee should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board may recommend in the place of such nominee.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the election of each of the Board’s five (5) nominees to serve as directors of the Company until the 2025 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Voting Information

Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees proposed by the Board. A stockholder submitting a proxy may vote for the nominees for election to the Board or may withhold his or her vote from such nominees. Each stockholder will be entitled to one (1) vote for each share of Class A common stock held by the stockholder on the Record Date and 10 votes for each share of Class B common stock held by the stockholder on the Record Date. Directors are elected by a plurality of votes, and, therefore, if a quorum is present and voting, the five (5) nominees receiving the highest number of affirmative votes will be elected to the Board as well as our one (1) Class B director previously selected by the holders of our Class B common stock. Abstentions and broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares “FOR” the nominees unless instructions to the contrary are indicated in the enclosed proxy.

Information Concerning Directors and Director Nominees

The following table sets forth the directors of the Company, including Mr. Peterson who has been elected as our one (1) Class B director by the holders of our Class B common stock, and each of the five (5) additional nominees for director, along with their ages as of July 15, 2024 and the year in which their current term of directorship will expire absent their re-election at the Annual Meeting:

Name	Age	Director Since	Current Term Expires	Position(s)	(1)	(2)	(3)
Adam K. Peterson**	42	2015	2024	President, Chairman of the Board and Chief Executive Officer
Bradford B. Briner	47	2016	2024	Director	X	X
Brendan J. Keating	42	2016	2024	Director
Frank H. Kenan II	42	2017	2024	Director		X	X
Jeffrey C. Royal	48	2019	2024	Director	X	X	X
Vishnu Srinivasan	46	2017	2024	Director	X		X

** Mr. Peterson has been elected as the one (1) Class B director by the holders of our Class B common stock.

(1) Member of Audit and Risk Committee

(2) Member of Compensation Committee

(3) Member of Nominating and Corporate Governance Committee

Nominees and Incumbent Directors

Set forth below is the individual selected by the holders of our Class B common stock as the one (1) Class B director as well as the remaining five (5) individuals nominated as directors, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they currently hold directorships or have held directorships during the past five years. We have also presented information below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director.

Class B Director:

Adam K. Peterson, age 42, has been Co-Chairperson of our Board of Directors since February 2015, when he became a member of our Board of Directors, has been Co-President since December 2017 and in May 2024 became the sole Chairman, President and Chief Executive Officer. Since June 2014, Mr. Peterson has served as the Manager of The Magnolia Group, LLC, an SEC registered investment advisor and the general partner of Magnolia Capital Fund, LP and Magnolia BOC I, LP. From August 2020 through January 2022, Mr. Peterson served as Co-Chairperson of the Board of Directors and Co-Chief Executive Officer of Yellowstone Acquisition Company (“Yellowstone”), a special purpose acquisition company in which one of our subsidiaries served as sponsor. Yellowstone entered into a business combination agreement with Sky Harbour Group, which was renamed Sky Harbour Group Corp. (“Sky”) following the consummation of the business combination in January 2022 at which point Mr. Peterson resigned as a director of Yellowstone. Since June 2017, Mr. Peterson has served as a Director of Nicholas Financial, Inc., a publicly traded company on the NASDAQ Global Select Market. In March 2022, Mr. Peterson became a Director of Nelnet, Inc., a publicly traded company on the New York Stock Exchange. From May 2016 through March 2021, Mr. Peterson served as a Director of Brampton Brick Ltd., a publicly traded Canadian company traded on the Toronto Stock Exchange. From November 2005 through August 2014, Mr. Peterson served as the Chief Investment Officer of Magnolia Capital Partners, LP and related entities. From May 2004 through June 2006, Mr. Peterson was a financial analyst for Kiewit Corporation. Mr. Peterson graduated with a B.S. in Finance from Creighton University. The holders of our Class B common stock have determined that Mr. Peterson’s experience in business operations, investments and financial analysis qualifies him to be a member of the Board of Directors in light of the Company’s business and structure.

Class A Directors:

Bradford B. Briner, age 47, has served as a member of our Board of Directors since April 2016.  Mr. Briner is also currently Chair of our Audit and Risk Committee and a member of the Compensation Committee. Mr. Briner joined Willett Advisors in 2012 as Co-Chief Investment Officer but retried from that position in December 2023 to run for the post of State Treasurer of the State of North Carolina.  Willett Advisors is the investment management arm of the Bloomberg Family and Bloomberg Philanthropies. Previously, Mr. Briner was the Managing Director of Private Investments for Morgan Creek Capital, a $10 billion fund of funds that he co-founded in 2004.  Mr. Briner graduated from the University of North Carolina at Chapel Hill as a Morehead Scholar with a degree in Economics with distinction. Mr. Briner also received an MBA with distinction from Harvard Business School. Our Board of Directors has determined that Mr. Briner’s experience in  investments, real estate and management services qualifies him to be a member of the Board of Directors in light of the Company’s business and structure.

Brendan J. Keating, age 42, has served as a member of our Board of Directors since February 2016.  From January 2023 through May 2024, Mr. Keating served as a Managing Director of Boston Omaha Asset Management, LLC.  From August 2015 through March 2023, Mr. Keating served as the Manager and CEO of Logic Real Estate Companies, LLC, a company based in Las Vegas, Nevada, which provides commercial property brokerage and property management services (“Logic”). As of March 2023, Mr. Keating now serves as the non-executive Chairman of Logic. Mr. Keating has also served as a Director of Nicholas Financial, Inc. since October 2021. A trust controlled by members of Mr. Keating’s family owns a majority of the membership interest in Logic. From 2005 to 2015, Mr. Keating was employed at The Equity Group, a company providing services to the commercial real estate market in brokerage, investment, management, development, consulting, tax appeal and facility maintenance services.  Mr. Keating served as a principal of The Equity Group from 2007 to 2015.  Mr. Keating has a B.S. in Finance and Entrepreneurship from Creighton University.  Our Board of Directors has determined that Mr. Keating’s experience in commercial real estate brokerage, investment and management services qualifies him to be a member of the Board of Directors in light of the Company’s business and structure.

Frank H. Kenan II, age 42, has served as a member of our Board of Directors since June 2017. Mr. Kenan is also currently the Chair of our Compensation Committee and a member of the Nominating and Corporate Governance Committee. Since August 2014, Mr. Kenan has served as the Co-Founder and Principal of KD Capital Management, LLC. From September 2011 to December 2014, Mr. Kenan served as an Investment Analyst at Boulderado Group, LLC. From January 2006 to January 2008, Mr. Kenan served as a Development Associate at Edens & Avant. From May 2005 to January 2006, Mr. Kenan served as an Analyst at Vivum Group. Mr. Kenan currently serves as a member of the Board of Directors of Flagler Systems, Inc. a hospitality and real estate company. Mr. Kenan also serves on the board of advisors of the University of North Carolina’s Kenan-Flagler Business School and the Family Enterprise Center at Kenan-Flagler Business School. Mr. Kenan holds a B.S. from the College of Charleston and an M.B.A. from the University of North Carolina at Chapel Hill – Kenan-Flagler Business School. Our Board of Directors has determined that Mr. Kenan’s experience in investments and financial analysis qualifies him to be a member of the Board of Directors in light of the Company’s business and structure.

Jeffrey C. Royal, age 48, has served as a member of our Board of Directors since January 2019. Mr. Royal is also currently a member of our Audit and Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee. Since January 2006, Mr. Royal has been the President of Dundee Bank located in Omaha, Nebraska and also serves as the non-executive Chairman and a director of Dundee Bank’s holding company. Mr. Royal has also served as a Director of Nicholas Financial, Inc. since October 2017. Since June 2018, Mr. Royal has served as a Director of Bridges Investment Fund, Inc., a mutual fund which trades on the NASDAQ Stock Market. Mr. Royal has served on the Board of Directors of each of Eagle Bank and Tri-Valley Bank since 2009 and 2013, respectively.  These banks merged in January 2021 and Mr. Royal serves as the non-executive Chairman of the combined entities, now operating as Riverstone Bank.  Mr. Royal has also served as a Director of Brunswick State Bank since 2007. Mr. Royal received both his Bachelor’s and Master’s degree in Business Administration from Creighton University. Our Board of Directors has determined that Mr. Royal’s experience in banking qualifies him to be a member of the Board of Directors in light of the Company’s business and structure.

Vishnu Srinivasan, age 46, has served as a member of our Board of Directors since June 2017. Mr. Srinivasan is also currently the Chair of our Nominating and Corporate Governance Committee and a member of our Audit and Risk Committee. Mr. Srinivasan joined The Ohio State University as its Chief Investment Officer in May 2020. Previously, he was employed by Ganesh Investments, L.L.C., which is focused on public and private equity investments, as a Vice President and then a Managing Director from 2012 through May 2020. Ganesh Investments provides investment advisory services to members of the Pritzker family and their charitable foundations. From November 2009 to October 2012, Mr. Srinivasan was an Analyst at Alyeska Investment Group, a long/short hedge fund. From August 2002 until October 2009, Mr. Srinivasan was a Principal and held various other roles at Berkshire Partners, a private equity fund. Mr. Srinivasan graduated summa cum laude from the Wharton School at the University of Pennsylvania with a degree in Economics. Mr. Srinivasan also received an MBA from Harvard Business School. Our Board has determined that Mr. Srinivasan’s experience in public and private equity, investment and management services qualifies him to be a member of the Board of Directors in light of the Company’s business and structure.

There are no family relationships among the current members of our Board or executive officers.

Board Composition, Committees and Director Selection

The Board currently consists of six (6) directors, including one (1) director elected by the holders of our Class B common stock and five (5) directors elected by the holders of our Class A common stock and Class B common stock voting as a single class. Members of the Board regularly discuss various business matters informally on numerous occasions throughout the year. During the fiscal year ended December 31, 2023, the Board met five times and acted by unanimous written consent eight times. All current directors attended at least 75% of the aggregate of the meetings of the Board in 2023 and the meetings held by all committees of the Board in 2023 on which they served. Independent directors endeavor to meet on a regular basis as often as necessary to fulfill their responsibilities. We do not have a policy regarding Board members’ attendance at the annual meetings of stockholders. All of the directors who served on the Board at the time attended our 2023 Annual Meeting of Stockholders.

Our Board maintains certain standing committees consisting of Board members other than Messrs. Peterson and Keating, and the Board has assigned certain of the Board’s responsibilities to such committees. The Board has three separate standing committees: the Audit and Risk Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Our Board does not have a formal policy on whether the role of Chief Executive Officer and Chairman of the Board should be separate. However, Mr. Peterson currently serves as both Chief Executive Officer and Chairman. Our Board reviews its leadership structure and believes at this time that the Company and its stockholders are best served by having the CEO serve in both positions. Combining the roles fosters accountability, effective decision-making and alignment between interests of our Board and management. Our Board currently has no lead independent director. Our Board expects to periodically review its leadership structure to ensure that it continues to meet the Company’s needs.

Our Audit and Risk Committee currently consists of Bradford B. Briner (the chairman of the committee), Jeffrey C. Royal and Vishnu Srinivasan. The Board has determined that each of the members of the Audit and Risk Committee meets the criteria for independence under the applicable listing standards of the New York Stock Exchange, and that Mr. Briner also qualifies as an “audit committee financial expert” and “independent” as defined by the applicable rules adopted by the SEC and the New York Stock Exchange. The Audit and Risk Committee assists the Board in its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence, and the establishment and performance of our internal audit function, and the performance of the independent auditor. The Audit and Risk Committee was formed in June 2017 and held five meetings and acted by consent two times during the 2023 fiscal year. The Board has adopted a written charter under which the Audit and Risk Committee operates, which satisfies the applicable standards of the SEC and the New York Stock Exchange, and which was amended and restated on March 14, 2023. A copy of the Audit and Risk Committee charter is available on the Corporate Governance section of our website and at https://s29.q4cdn.com/675306481/files/doc_downloads/governance/2023/03/Boston-Omaha-Amended-and-Restated-Audit-Committee-Charter-Adopted-March-14-2023.pdf.

Our Compensation Committee currently consists of Frank H. Kenan II (the chairman of the committee), Bradford B. Briner and Jeffrey C. Royal. The Compensation Committee is authorized to review our compensation and benefits plans to ensure they meet our corporate objectives, approve the compensation structure of our executive officers, evaluate our executive officers’ performance, and advise on salary, bonus, and other incentive and equity compensation. The Board has adopted a written charter under which the Compensation Committee operates, which was amended and restated on March 14, 2023. The Compensation Committee has authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In 2023, no compensation consultant was engaged for employee or executive compensation. The Compensation Committee was created in June 2017 and held four meetings and acted by consent seven times during the 2023 fiscal year. The Board has determined that each of the members of the Compensation Committee meets the criteria for independence under the applicable New York Stock Exchange listing standards. A copy of the Compensation Committee charter is available on the Corporate Governance section of our website and at https://s29.q4cdn.com/675306481/files/doc_downloads/governance/2023/03/Boston-Omaha-Amended-and-Restated-Compensation-Committee-Charter-Adopted-March-14-2023.pdf.

Our Nominating and Corporate Governance Committee currently consists of Vishnu Srinivasan (the chairman of the committee), Frank H. Kenan II and Jeffrey C. Royal. The Nominating and Corporate Governance Committee is primarily concerned with identifying individuals qualified to become members of our Board, selecting the director nominees for each annual meeting of stockholders (including the nominees in Proposal 1), selection of the director candidates to fill any vacancies on our Board and the development of our corporate governance guidelines and principles. The Board has adopted a written charter under which the Nominating and Corporate Governance Committee operates, which was amended and restated on March 14, 2023. The charter instructs the Nominating and Corporate Governance Committee to consider any nominations of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee was created in June 2017 and held one meeting and acted by consent two times during the 2023 fiscal year. A copy of the Nominating and Corporate Governance Committee charter is available on the Corporate Governance section of our website and at https://s29.q4cdn.com/675306481/files/doc_downloads/governance/2023/03/Boston-Omaha-Amended-and-Restated-Nominating-Committee-Charter-Adopted-March-14-2023.pdf.

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of our Board through recommendations from members of the Nominating and Corporate Governance Committee and other Board members and executive officers of the Company and will consider candidates who are recommended by stockholders, as described below. These factors focus on skills, expertise or background and may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

We are committed to diversity in all aspects of our business and activities and at all levels of our business, including our Board. Our Board highly values diversity and supports the election and appointment of diverse candidates to the Board. The Board believes that having directors of diverse perspectives, opinions, backgrounds, skills and experiences contributes to a balanced and effective Board. The Board is committed to administering a director election process that encourages and promotes consideration of diverse candidates for nomination and election of directors to the Board. The Board encourages our stockholders to consider diversity when nominating individuals for member director positions. In selecting nominees for independent director positions, we have in the past and will continue to consider many factors, with an emphasis on perspectives, opinions, backgrounds, skills and experiences.

On June 5, 2017, we amended and restated our Bylaws providing for advance notice requirements for stockholder proposals at meetings and ownership thresholds for certain control group nominations and actions. Prior to June 5, 2017, we did not have a policy that permitted stockholders to recommend candidates for election as directors or a process for stockholders to send communications to the Board.

The Nominating and Corporate Governance Committee will evaluate new director candidates in view of the criteria described above, as well as other factors the Nominating and Corporate Governance Committee deems to be relevant, through reviews of biographical and other information, input from others, including members of the Board and executive officers of the Company, and personal discussions with the candidate when warranted by the results of these other assessments. The Nominating and Corporate Governance Committee will evaluate any director candidates recommended by stockholders under the same process. In determining whether to recommend to the Board the nomination of a director who is a member of the Board, the Nominating and Corporate Governance Committee will review the Board performance of such director and solicit feedback about the director from other members of the Board.

Director Compensation

In July 2018, our Board adopted a policy whereby directors who are not directly employed by us or by any of our wholly-owned subsidiaries each receive cash compensation at the rate of $10,000 per year for all services, including both Board and committee membership. Commencing July 1, 2022, we increased this pay to outside directors to $30,000 per year in cash for their services as directors. In January 2023, we also awarded each outside director $30,000 of our Class A common stock vesting on June 30, 2023 and in July 2023 we awarded each outside director $30,000 of our Class A common stock vesting on June 30, 2024 or the day immediately preceding the date of the 2024 Annual Meeting, whichever is earlier. Cash compensation is payable quarterly in advance on the first day of each calendar quarter. Directors that are directly employed by us (Mr. Peterson) or by any of our wholly-owned subsidiaries (Mr. Keating) do not receive compensation payable to our outside directors. The Board also provided that these guidelines may be modified by the Compensation Committee of the Board.

The following table sets forth information with respect to the compensation of our directors, excluding Messrs. Peterson and Keating, for the Company’s last completed fiscal year:

Name	Year	Fees earned or paid in cash ($)	All other compensation ($)(1)	Total ($)
Bradford B. Briner	2023	$30,000	$54,759	$84,759
Frank H. Kenan II	2023	$30,000	$54,759	$84,759
Vishnu Srinivasan	2023	$30,000	$54,759	$84,759
Jeffrey C. Royal	2023	$30,000	$54,759	$84,759
(1)	Consists of 1,176 shares of Class A common stock issued to each of Messrs. Briner, Kenan, Royal and Srinivasan on January 3, 2023 and which vested on June 30, 2023 and the amount of unvested shares at December 31, 2023 relating to the grant of 1,574 shares of Class A common stock issued on July 5, 2023 and which vested on June 30, 2024. Based on the closing price of the Company’s Class A common stock as of December 31, 2023 of $15.73 per share as reported by the New York Stock Exchange, the value of these unvested shares of Class A common stock in connection with the July 5, 2023 grant at December 31, 2023 was $24,759 for each of these directors.

Additionally, in July 2018, the Board adopted a policy whereby each of our non-executive directors is required to hold $50,000 of our Class A common stock (either directly or indirectly), which amount is converted to a fixed share amount using the average closing price of our Class A common stock during the immediately preceding three months for the period ending June 30, 2018 for any non-executive director in July 2018 and three months from the last day of the calendar month preceding the date of appointment of any director appointed thereafter. The non-executive directors are required to achieve fully their respective ownership level within three (3) years, and fifty percent (50%) of the requirement within eighteen (18) months from adoption or election, as applicable. The Board also provided that these guidelines may be modified by the Compensation Committee of the Board. All of our non-executive directors are currently in compliance with all of these ownership guidelines.

We also reimburse all of our directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Mr. Peterson receives compensation as an officer of our Company, and Mr. Keating receives compensation as a consultant to Boston Omaha Asset Management, LLC. Messrs. Peterson and Keating receive no compensation as directors of our Company.

Legal Proceedings Involving Directors, Officers or Affiliates

There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, and to our knowledge, any owner of record or beneficially of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or stockholder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence

Our Board currently consists of Messrs. Peterson, Keating, Briner, Kenan, Royal and Srinivasan. Currently, we consider Messrs. Briner, Kenan, Royal and Srinivasan to be “independent,” as Mr. Peterson has a direct employment relationship with us and Mr. Keating has a consulting relationship with Boston Omaha Asset Management, LLC, which is a subsidiary of Boston Omaha. The majority of our Board is “independent” in accordance with the New York Stock Exchange rules including, in the judgment of the Board, the requirement that such directors have no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

The Board has adopted the following standards to assist it in determining whether a director has a material relationship with us. Under these standards, a director will be considered to have a material relationship with us if he or she is:

(a)	a director who is, or during the past three years was, employed by us, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);
(b)

a director who accepted or has an immediate family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service;
(ii)	compensation paid to an immediate family member who is our employee (other than an executive officer);
(iii)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year); or
(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;
(c)	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;
(d)

a director who is, or has an immediate family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e)

a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of our executive officers served on the compensation committee of such other entity; or

(f)

a director who is, or has an immediate family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

Ownership of a significant amount of our stock, by itself, does not constitute a material relationship. For relationships not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent.

There were no transactions, relationships or arrangements not disclosed pursuant to Item 404(a) of Regulation S-K that were considered by the Board in making the required independence determinations. None of the directors that were deemed independent had any relationship with us (other than as a director or stockholder).

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee are or have at any time during the past three years been an officer or employee of ours or was formerly an officer or employee of ours. Except as described below, none of our executive officers serve as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. Entities controlled by Mr. Keating serve as the Manager of Logic, in which we have a 30% ownership interest.

Corporate Governance Guidelines

The role of the Board is to ensure that the Company is managed for the long-term benefit of our stockholders. To fulfill this role, the Board has adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the New York Stock Exchange, as applicable, that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas, including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agendas, role of the Chairman and Chief Executive Officer, executive sessions, standing Board committees, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management, and management succession planning. A copy of our Corporate Governance Guidelines is available on our website at www.bostonomaha.com. We will furnish to any person without charge, upon written request, a copy of our Corporate Governance Guidelines and requests may be directed to Secretary of Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102. We expect that any amendments to the Corporate Governance Guidelines, or any waivers of its requirements, will be disclosed on our website as referenced above.

The Board has adopted a Code of Business Conduct and Ethics that applies to all our employees, directors and officers, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.bostonomaha.com. We will furnish to any person without charge, upon written request, a copy of our Code of Business Conduct and Ethics and requests may be directed to Secretary of Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website as referenced above.

The Board has adopted a Clawback Policy that applies to Executive Officers (as defined in the Clawback Policy). The Clawback Policy is available on our website at www.bostonomaha.com. We will furnish to any person without charge, upon written request, a copy of our Clawback Policy and requests may be directed to Secretary of Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102. We expect that any amendments to the Clawback Policy, or any waivers of its requirements, will be disclosed on our website as referenced above.

Risk Oversight

The business of the Company is managed with the oversight of the Board. While the full Board has the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Audit and Risk Committee oversees management of enterprise risks as well as financial risks.  Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted by the Board, which has responsibility for general oversight of risks, but the Audit and Risk Committee of the Board (the “Audit Committee”) assists the Board in fulfilling such oversight responsibilities. Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts a specific strategic session during the year that includes a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews risks with the Board at regular Board meetings as part of management presentations that focus on the Company’s overall operations and presents the steps taken by management to mitigate or eliminate such risks.

The Board does not have a standing risk management committee, but rather administers this oversight function through the Audit Committee and the Board as a whole. The Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists the Board in fulfilling such oversight responsibilities by overseeing our major risk exposures, including significant financial, information technology, and cybersecurity risks, and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions.  Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our Nominating and Corporate Governance Committee works together with our Audit Committee and they are responsible for overseeing the management of compliance and regulatory risks facing the Company and risks associated with business conduct and ethics. Our Nominating and Corporate Governance Committee also oversees risks associated with corporate governance. In addition, pursuant to our Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Our Board periodically reviews its governance and committee structure to ensure that it continues to meet the Company’s needs.

Communications from Stockholders

The Board has in place a process for stockholders to send communications to the Board. Specifically, the Board will review and give appropriate attention to written communications submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as otherwise contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will, with the assistance of our legal counsel, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will generally be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to consider.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to the Chairperson of the Nominating and Corporate Governance Committee, c/o Secretary, Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102. Stockholders and other interested parties who wish to contact any non-management director, the presiding non-management director or the non-management directors as a group, should address such communications to the non-management director (or group of directors) they wish to contact (or if any, to “Any Non-Management Director”), c/o Secretary, Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102.

Executive Officers and Significant Employees

Executive Officers. The following table sets forth information regarding our executive officers as of July 15, 2024:

Name	Age	Officer Since	Position(s)
Adam K. Peterson	42	2015	President, Chairman of the Board and Chief Executive Officer
Joshua P. Weisenburger	41	2017	Chief Financial Officer, Secretary and Treasurer
Joseph M. Meisinger	35	2022	Chief Accounting Officer

In addition to the biographical information for Mr. Peterson, which is set forth above under “Nominees and Incumbent Directors,” set forth below is certain biographical information about our other executive officers. Our executive officers are elected by, and serve at the discretion of, our Board. None of our officers or directors has any family relationship with any other director or officer. “Family relationship” for this purpose means any relationship by blood, marriage or adoption, not more remote than first cousin.

Joshua P. Weisenburger, age 41, has served as our Chief Financial Officer, Secretary and Treasurer since June 2017. Mr. Weisenburger, who joined us in 2016, has also previously served as our Chief Accounting Officer and our Controller. Mr. Weisenburger also served as the Chief Financial Officer of Yellowstone from August 2020 through January 2022 when Yellowstone and Sky completed the business combination. From July 2011 through June 2016, Mr. Weisenburger was employed by Ecolab, Inc., a global leader in water, hygiene and energy technologies and services. At Ecolab, Mr. Weisenburger served first as a finance manager and then as a finance controller throughout various divisions within the company. Prior to his time at Ecolab, Mr. Weisenburger was employed from June 2005 through August 2009 by Kiewit Corporation, a construction, engineering and mining services company, and held several different treasury roles.  Mr. Weisenburger graduated with a B.S. in Finance from Creighton University and an MBA from the University of Minnesota - Carlson School of Management.

Joseph M. Meisinger, age 35, has served as our Chief Accounting Officer since June 2022 and as the Chief Financial Officer of Boston Omaha Broadband, LLC (formerly known as Fiber is Fast, LLC) since December 2022. Mr. Meisinger joined Boston Omaha as its Controller in May 2019 and served in that position until his promotion to Chief Accounting Officer. From August 2011 through May 2019, Mr. Meisinger was employed by KPMG LLP, most recently as a Senior Manager of KPMG Kansas City’s Audit Practice serving a variety of clients ranging from large public Fortune 500 companies to small start-up companies in various industries. Mr. Meisinger is a Certified Public Accountant. He received both his B.S. in Accounting and a Masters of Accounting from the University of Kansas.

Significant Employees. In addition to our executive officers and Mr. Keating, we also employ the following significant employees:

David Herman, age 39, has served as President of General Indemnity Group, LLC (“GIG”) since August 2019 and previously served as GIG’s Chief Operating Officer since January 2019. Prior to joining GIG, Mr. Herman owned Anthros Consulting, Inc., a company that combined business strategy with software systems, data visualization, and analytics expertise from May 2015 through December 2018. From February 2013 through May 2015, Mr. Herman was employed by McKinsey and Company, specializing in operations, supply chain, and strategic turnarounds. Mr. Herman holds a Ph.D. in Materials Science and Engineering from Northwestern University, a certificate of Management for Scientists and Engineers from the Kellogg School of Management at Northwestern University, and a B.S. in Materials Science and Engineering and minor in Engineering Management from Cornell University.

W. Scott LaFoy, age 62, joined Link Media Holdings, LLC (“Link”) in May 2018 to manage Link’s merger and acquisition activities, was named Interim Chief Executive Officer in December 2019 and Chief Executive Officer in April 2020. From 2015 to 2018, Mr. LaFoy served as general manager for the Chattanooga division of Fairway Outdoor Advertising. From 1999 until its acquisition by Fairway Outdoor Advertising in 2015, Mr. LaFoy owned and operated LaFoy Outdoor Advertising. From 1996 until 1999, he served as Regional President for Clear Channel Outdoor/Eller Media and Regional Director for its predecessor Universal Outdoor. Mr. LaFoy has more than 37 years’ experience in management of outdoor advertising businesses. Mr. LaFoy holds a B.A. in Interdisciplinary Studies and a minor in History from the University of Central Florida.

Steven McGhie, age 57, is the Chief Executive Officer of Boston Omaha Broadband, LLC, which owns and operates Boston Omaha’s broadband operations throughout the United States. Mr. McGhie joined Boston Omaha in 2020 in connection with the acquisition of Utah Broadband, LLC, which he founded in 2002 and continues to serve as its Chief Executive Officer. Mr. McGhie was subsequently appointed CEO of Boston Omaha Broadband, LLC on October 1, 2021. Mr. McGhie expects to retire from Boston Omaha Broadband, LLC during the second half of 2024. Mr. McGhie graduated from Brigham Young University in 1991 with a degree in International Business.

Robert Thomas, age 60, was appointed as President of United Casualty and Surety Insurance Company (“UCS”) in August 2019 and previously served as UCS’ Chief Operating Officer from October 2017 to August 2019. From April 2011 through March 2017, Mr. Thomas served as President of Hanover Surety and previously served as President of Argo Surety from March 2008 through March 2011. Mr. Thomas has been employed in the surety insurance industry since 2001 and the reinsurance industry from 1987 through 2001. Mr. Thomas holds a B.A. in Business Administration and Management from the University of Saint Thomas.

Executive Compensation

The following table sets forth information with respect to the compensation of our principal executive officers and the other most highly compensated executive officer other than our principal executive officers for the Company’s last two completed fiscal years:

Name and principal position	Year	Salary ($)	Cash Bonus ($)	Stock Award ($)	All other compensation ($)(1)	Total ($)
Alex B. Rozek(2)(3)	2023	$639,000	-	-	$2,000	$641,000
Previous Co-Chief Executive Officer and Co-President (Principal Executive Officer)	2022	$600,000	-	-	$12,200	$612,200

Adam K. Peterson(3)	2023	$639,000	-	-	$11,649	$650,649
Chief Executive Officer and President (Principal Executive Officer)	2022	$600,000	-	-	$12,200	$612,200

Joshua P. Weisenburger(4)	2023	$290,000	$170,000	$125,000	$12,067	$597,067
Chief Financial Officer, Secretary and Treasurer	2022	$275,000	$105,000	$295,000	$11,392	$686,392
(1)	Includes employer contribution to 401(k) plan of 100% of the employee contributions up to 3% of base salary and 50% of employee contributions up to the next 2% of base salary.
(2)	Mr. Rozek separated from the Company on May 9, 2024 but serves at our request on the Board of Directors of Sky Harbour Group Corporation and receives both cash fees for serving on its board of directors as well as restricted stock units which vest over a four-year period. As a director of Sky Harbour Group Corporation, Mr. Rozek received directors fees of $55,000 and $51,233, in 2023 and 2022, respectively as well as restricted stock grants of 7,000 units in each of 2023 and 2022, valued at $80,500, and $54,180, respectively. The value of these restricted stock units is measured at the grant date fair value calculated in accordance with FASB ASC Topic 718.
(3)	In January 2022, each of Messrs. Rozek and Mr. Peterson received a cash payment of $7,500,000 under the terms of our Management Incentive Bonus Plan based on our financial results through December 31, 2021, which was accrued and reflected in prior proxy statements as earned in 2021.
(4)	Consists of compensation earned by Mr. Weisenburger, our Chief Financial Officer, in 2023 and 2022 consisting of (i) a base salary of $290,000 in 2023 and $275,000 in 2022, (ii) a cash bonus of $170,000 in 2023 and $105,000 in 2022, (iii) a restricted stock grant for 8,440 shares of Class A common stock which was issued in February 2024 for services provided in 2023, and which shares are fully vested as of the date of grant, (iv) a restricted stock grant for 11,559 shares of Class A common stock issued in January 2023 for services rendered in 2022 and 2021, which shares vest as follows: 5,029 shares vested on the date of the grant, 3,265 shares of Class A common stock vested on January 2, 2024 and the remaining 3,265 shares vest on January 2, 2025, and (v) other compensation of $12,067 in 2023 and $11,392 in 2022. The value of these restricted stock awards is measured at the grant date fair value calculated in accordance with FASB ASC Topic 718.

401(k) Plan

The named executive officers are eligible to participate in our 401(k) retirement plan in the same manner as other employees. Currently, we match 100% of employee contributions up to the first 3% of the employee’s salary in total and 50% of employee contributions up to the next 2% of the employee’s salary, subject to the statutorily prescribed limit.

Pay Versus Performance

Year	Summary Compensation Table Total for PEO - Adam K. Peterson	Summary Compensation Table Total for previous PEO - Alex B. Rozek	Compensation Actually Paid to PEO - Adam K. Peterson	Compensation Actually Paid to previous PEO - Alex B. Rozek	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Income Attributable to Common Stockholders	Net Loss from Operations(2)	Total Revenues
2023	$650,649	$641,000	$650,649	$641,000	$597,067	$597,067	$56.89	($7,004,009)	($8,852,403)	$96,253,736
2022	$612,200	$612,200	$612,200	$612,200	$686,392	$686,392	$95.84	$10,233,400	($5,229,895)	$81,234,194
2021(3)	$7,935,393	$7,935,393	$7,935,393	$7,935,393	$925,913	$925,913	$103.91	$52,748,177	$23,766,869	$56,971,811
(1)	Consists of compensation earned by Mr. Weisenburger, our Chief Financial Officer, in 2021, 2022 and 2023 consisting of (i) a base salary of $290,000 in 2023, $275,000 in 2022 and $265,000 in 2021, (ii) a cash bonus of $170,000 in 2023, $105,000 in 2022 and $650,000 in 2021, (iii) a restricted stock grant for 8,440 shares of Class A common stock which was issued in February 2024 for services provided in 2023, and which shares are fully vested as of the date of grant, (iv) a restricted stock grant for 11,559 shares of Class A common stock which was issued in January 2023 for services rendered in 2022 and 2021, and which vests as follows: 5,029 shares vested on the date of the grant and 3,265 shares of Class A common stock on each of January 2, 2024 and January 2, 2025, and (v) other compensation of $12,067 in 2023, $11,392 in 2022 and $10,913 in 2021. The value of these restricted stock awards is measured at the grant date fair value calculated in accordance with FASB ASC Topic 718.
(2)	Includes depreciation and amortization expenses of $19,565,035 in Fiscal Year 2023, $15,123,857 in Fiscal Year 2022 and $10,128,634 in Fiscal Year 2021.
(3)	Summary compensation for 2021 includes a bonus under the Management Incentive Bonus Plan earned in 2021 and paid in January 2022 for each of Mr. Peterson and Mr. Rozek and a bonus to Mr. Weisenburger earned in 2021 and paid in 2022 of $650,000.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Peterson Employment Agreement. On August 1, 2015, we entered into an employment agreement with Adam K. Peterson. Mr. Peterson serves as Chief Executive Officer and as President. The employment agreement has a one-year term, with automatic successive one-year renewal terms unless we or Mr. Peterson decline to renew the agreement. The employment agreement provides for a base salary at federal minimum wage per year through December 31, 2015, and an annualized base salary of $275,000 thereafter. However, this agreement was amended to delay an increase in the base salary from federal minimum wage until such time as approved by the Compensation Committee. Commencing in December 2019, Mr. Peterson began receiving a base salary of $275,000 per year. This base salary was increased to $286,000 per year commencing January 1, 2020, $425,000 per year commencing January 21, 2021, $600,000 per annum, commencing April 1, 2022 and $639,000 per year commencing January 1, 2023. The employment agreement also provides for certain severance payments to Mr. Peterson in the event his employment is terminated by us without “cause” or if Mr. Peterson terminates his employment for “Good Reason.”

Mr. Peterson is eligible to participate in a Management Incentive Bonus Plan, which we refer to as the “MIBP,” effective as of August 1, 2015, under which participants of such plan are eligible to receive cash bonus awards based on achievement by the Company of certain increases in net growth target objectives. Mr. Peterson is eligible to participate in the MIBP pursuant to his employment agreement. The MIBP provides for a bonus pool, determined on an annual basis by the Compensation Committee of the Board, equal to up to 20% of the amount by which our stockholders’ equity for the applicable fiscal year (excluding increases in stockholders’ equity per share resulting from issuances by the Company of its securities or securities of any subsidiary for cash consideration) exceeds 106% of our stockholders’ equity for the preceding fiscal year. On February 27, 2018, the Compensation Committee approved changes to the MIBP, effected through an amendment and restatement of the MIBP, including placing certain caps on the total payments under the MIBP through December 2032 and additional annual caps thereafter, as well as establishing a high water mark under the MIBP so that any decrease in adjusted stockholders’ equity per share in any prior year must be first recouped before the 6% hurdle test is applied. Previously, there were no caps on the amounts payable under the MIBP.

In accordance with the terms of the MIBP, each of Alex B. Rozek and Adam K. Peterson earned a $7,500,000 bonus for 2021 based upon the increase in stockholders’ equity in 2021 (excluding increases in stockholders’ equity per share resulting from issuances by the Company of its securities or securities of any subsidiary for cash consideration) which exceeded 106% of our stockholders’ equity for the preceding fiscal year. On January 10, 2022, the Board, based upon the recommendation of the Compensation Committee, awarded bonuses to each of Mr. Peterson and Mr. Rozek, pursuant to the MIBP.  The MIBP is designed to encourage the growth in the Company’s “Adjusted Stockholders’ Equity Per Share,” as defined in the MIBP, based upon the increase in the Company’s stockholders equity for such fiscal year less any increase arising from the sale of Company securities. Under the MIBP, the total awards shall equal 20% of the amount by which Adjusted Stockholders’ Equity Per Share for the applicable fiscal year exceeds 106% of Adjusted Stockholders’ Equity Per Share for the preceding fiscal year, subject to any limitation on total amounts payable under the bonus plan as may be established by the MIBP and/or the Compensation Committee and in any event subject to a high water mark for the highest level for the Adjusted Stockholders’ Equity Per Share as previously determined by the Compensation Committee based upon the Company’s financial statements as filed with the SEC. Based upon these factors, the Compensation Committee recommended a bonus for each of Mr. Peterson and Mr. Rozek in the amount of $7,192,404.50, for a total bonus payment under the plan of $14,384,809, which recommendation was approved by the Board. The bonus payment was subsequently increased to $7,500,000 for each of Mr. Peterson and Mr. Rozek based upon final adjustments to the calculation of the bonus plan based upon final year end results. In addition to determining the bonuses based upon the formula set forth in the MIBP, the Compensation Committee and Board also took into consideration a number of other factors, including, but not limited to, the lack of any bonus payment to either Mr. Peterson or Mr. Rozek since they began their services as Co-Chief Executive Officers in 2015 and each of Mr. Peterson and Mr. Rozek providing their services to the Company for nominal compensation for four or more years.

In the event that Mr. Peterson’s employment is terminated without cause or if he elects to terminate his employment for “Good Reason,” he is entitled to receive severance payments equal to the amounts which would have been payable to him under the MIBP if he had remained with us through the remainder of the fiscal year in which his employment terminated multiplied by a fraction equal to the number of days during the fiscal year that he remained employed by us divided by 365. Severance payments also will include an amount equal to four months’ base salary for each full 12 month period he is employed by us commencing August 1, 2015, except that in no event shall severance payments exceed the then current base salary on a monthly basis multiplied by 12. For purposes of the employment agreement, “Good Reason” means any of the following: (i) a substantial diminution in the duties and responsibilities of the named executive; (ii) a substantial diminution in the named executive’s compensation or benefits; or (iii) relocation of the Company’s place of business in which executive is employed to a location outside of a thirty (30) mile radius of his then current place of employment.

Rozek Separation. On May 9, 2024, the Company, Alex B. Rozek, and certain other parties set forth therein, entered into a Separation and Stock Repurchase Agreement (the “Separation Agreement”) in connection with Mr. Rozek’s separation. The Company entered into the Separation Agreement at the direction and instruction of the Audit and Risk Committee of the Board of the Company, who oversaw the negotiations and approval of this matter pursuant to the governing documents of the Company. Pursuant to Section 2 of the Separation Agreement, the Company agreed to repurchase from Mr. Rozek and Boulderado Partners, LLC, an entity controlled by Mr. Rozek (“Boulderado,” together with Mr. Rozek, the “Selling Parties”), in the aggregate, 210,000 shares of Company Class A common stock, par value $0.001 per share, 527,780 shares of Company Class B common stock, par value $0.001 per share and 51,994 warrants to acquire 51,994 shares of Company Class B common stock. The aggregate purchase price payable to Mr. Rozek is $9,175,600, comprising (a) a cash payment of $8,800,480 and (b) 36,705 shares of Class A common stock, par value $0.0001 of Sky Harbour Group Corporation (“Sky Harbour” and such shares, the “SKYH Shares”). The aggregate purchase price payable to Boulderado is $9,951,113.62, comprising (a) a cash payment of $7,960,890.90 and (b) 194,738 SKYH Shares. In connection with such repurchase, the Selling Parties provided the Company with customary representations and warranties with respect to the sale of the securities it held, as well as agreed to joint and several indemnification obligations to the Company with respect to such representations and warranties and the statements set forth in the instruments transferring such securities to the Company.

Pursuant to Section 2(e) of the Separation Agreement, effective as of May 9, 2024, among other things, Mr. Rozek (i) resigned as a manager of Boston Omaha Asset Management, LLC (“BOAM”), a subsidiary of the Company, and (ii) forfeited all of his Class C Units (as defined in the Amended and Restated Limited Liability Company Agreement of BOAM, dated January 6, 2023) to BOAM for no consideration.

Pursuant to the Separation Agreement, Mr. Rozek will receive the following separation payments and benefits: (a) 200,000 SKYH Shares as consideration for his efforts in connection with the successful launch of Sky Harbour, (b) severance of $960,000, payable in equal monthly installments over 18 months, (c) payment of $75,000 in lieu of employee benefits, payable in equal monthly installments over 18 months, and (d) a lump sum payment of $250,000 as consideration for certain non-competition covenants. As a result of Mr. Rozek’s departure, he is no longer eligible to participate in the Company’s Management Incentive Bonus Plan and such amounts have not otherwise been reallocated to officers of the Company. In addition, the Company agreed, subject to certain conditions, to nominate and vote to appoint Mr. Rozek as the Company’s representative on the board of directors of Sky Harbour until December 31, 2026. As a condition to the foregoing benefits and the Company’s obligations under the Separation Agreement, Mr. Rozek entered into a mutual general release of claims with the Company.

On January 3, 2023, the Compensation Committee approved an increase to the base salary of Joshua P. Weisenburger, the Company’s Chief Financial Officer, effective January 1, 2023, from $275,000 to $290,000 per calendar year. In addition, Mr. Weisenburger was awarded a one-time bonus in the amount of $150,000, of which $105,000 was paid in cash and $45,000 was paid in the Company’s Class A common stock and established a long-term compensation incentive for Mr. Weisenburger of $250,000 in recognition of services provided in 2021 and 2022, such incentive to be payable in equity in the Company vesting in three equal annual installments on each of January 3, 2023, January 2, 2024 and January 2, 2025, each installment’s vesting subject to Mr. Weisenburger’s continuing employment with the Company as its Chief Financial Officer at the time such installment vests. The Board, based upon the recommendation of the Compensation Committee, increased the base salary of Mr. Meisinger, the Company’s Chief Accounting Officer and the Chief Financial Officer for Boston Omaha Broadband, LLC, effective January 1, 2023, from $185,000 to $240,000 per calendar year. In addition, Mr. Meisinger was awarded a one-time bonus in the amount of $80,000, of which $56,000 was paid in cash and $24,000 was paid in the Company’s Class A common stock and established a long-term compensation incentive for Mr. Meisinger of $54,000 payable in equity in the Company vesting in three equal annual installments on each of January 3, 2023, January 2, 2024 and January 2, 2025, each installment’s vesting subject to Mr. Meisinger’s continuing employment with the Company as its Chief Accounting Officer at the time such installment vests.

On February 5, 2024, the Compensation Committee approved an increase to the base salary of Mr. Weisenburger, effective January 1, 2024, from $290,000 to $320,000 per calendar year. In addition, Mr. Weisenburger was awarded fully vested shares of Class A common stock equal to $125,000 and a cash bonus in the amount of $170,000. The Board, based upon the recommendation of the Compensation Committee, increased the base salary of Mr. Meisinger, effective January 1, 2024, from $240,000 to $260,000 per calendar year. In addition, Mr. Meisinger was awarded a cash bonus in the amount of $100,000 and established a long-term compensation incentive for Mr. Meisinger of $150,000 payable in equity in the Company vesting in three equal annual installments on each of February 5, 2024, February 5, 2025 and February 5, 2026, each installment’s vesting subject to Mr. Meisinger’s continuing employment with the Company as its Chief Accounting Officer at the time such installment vests.

None of our officers received salary or other compensation as officers and/or directors of Yellowstone Acquisition Company.

Herman Employment Agreement.  On January 1, 2019, we hired David Herman to serve as the Chief Operating Officer of our wholly-owned subsidiary General Indemnity Group, LLC (“GIG”). On August 9, 2019, Mr. Herman became President of GIG. In connection with the employment of Mr. Herman, GIG and Mr. Herman entered into an employment letter agreement, pursuant to which Mr. Herman currently receives an annual base salary of $375,000 per year. In addition, Mr. Herman is eligible to receive an annual cash bonus, based on achievement of certain performance metrics determined within 30 days of the commencement of each fiscal year, that are tied to personal performance goals, overall company performance measured by growth of gross written premium, and a discretionary amount determined by the Company’s senior management. Mr. Herman also has an option to purchase up to 5% of the currently issued and outstanding units in GIG. Any purchase of these units are subject to certain put and call provisions. To date, Mr. Herman has exercised a portion of the options. In the event Mr. Herman’s employment is terminated by GIG without “Cause” or by Mr. Herman for “Good Reason,” Mr. Herman will be eligible to receive severance pay equal to twelve months’ base salary.

Thomas Employment Agreement.  On August 30, 2019, we hired Robert Thomas to serve as the President of United Casualty and Surety Insurance Company (“UCS”), a wholly-owned subsidiary of our wholly-owned subsidiary GIG.  In connection with the employment of Mr. Thomas, UCS and Mr. Thomas entered into an employment letter agreement, pursuant to which Mr. Thomas will receive an annual base salary of $325,000 per year.  In addition, Mr. Thomas is eligible to receive an annual bonus, based on “Adjusted Pre-Tax Underwriting Income” performance, subject to a three-year vesting schedule whereby 60% of a positive bonus is payable 60 days following the end of each calendar year, 30% of the earned bonus is paid one year thereafter, and the remaining 10% is paid two years thereafter.  Negative bonus amounts for a given year will be applied against any unvested positive bonus amounts from prior years that have not yet been paid.  Mr. Thomas also has an option to purchase up to 2.5% of the currently issued and outstanding units in GIG. Any purchase of these units are subject to certain put and call provisions. To date, Mr. Thomas has exercised a portion of the options. In the event that, after five years of employment, Mr. Thomas’s employment is terminated by UCS without “Cause” or by Mr. Thomas for “Good Reason,” Mr. Thomas will be entitled to be paid upon termination for any unvested portions of previously earned bonuses.

Keating Services Agreement. As part of the previously announced wind down of Boston Omaha Asset Management, LLC (“BOAM”), BOAM and Brendan J. Keating entered into a Services Agreement for Mr. Keating to provide management services associated with the wind down of BOAM.  These services will be provided through a limited liability company owned by Mr. Keating named Local Asset Management LLC (“Local”).  As a result, the employment agreement between Mr. Keating and BOAM previously in effect has been terminated and replaced with the Services Agreement between BOAM and Local.  The Services Agreement provides for consulting fees which will be reduced over time as assets managed by BOAM are sold. In addition, BOAM and Mr. Keating entered into a customary Separation Agreement and Release. Mr. Keating will continue to serve as a member of the Board. Each of Messrs. Peterson, Keating and Rozek, the former holders of Class C units of BOAM, are no longer members of BOAM or have any rights to any distributions from BOAM.

Compensation and Other Expense Reduction Plan

During the first half of fiscal 2024, and particularly in the second quarter of 2024, the Company has taken a number of steps to reduce compensation and related general, administrative and outside professional expenses. These include the following actions:

*  As a result of Mr. Rozek’s departure, the Company expects to save expenses over time related to compensation for Mr. Rozek and his staff.

*  The Company is winding down Boston Omaha Asset Management, resulting in significant savings in compensation, professional expenses and related costs.

*  The Company has reduced the number of personnel in its Fiber Fast Homes business.

*  The Company has cancelled the performance incentive equity grants for Boston Omaha Asset Management previously issued to Messrs. Keating, Peterson and Rozek.

*  Mr. Keating resigned as President of BOAM in May 2024, thereby eliminating his salary.  He will continue to serve as a paid consultant to BOAM to wind down and sell remaining real estate assets until such time as all assets of BOAM have been sold.

*  Mr. Peterson has frozen his $640,000 salary for fiscal 2024.  It is anticipated  that he will take $200,000 of such salary in the form of restricted Class A common stock which will vest ratably through the remainder of fiscal 2024, such Class A common stock which is anticipated to be issued in August after the filing of the Company’s Form 10-Q for the second quarter ending June 30, 2024 with such shares to vest between the date of issuance and December 31, 2025.

*  The four outside independent members of the Board plan to reduce the compensation currently paid to each outside director (which consists of $30,000 in cash and $30,000 of Boston Omaha Class A common stock) to no cash payment and 2,000 shares of restricted Class A common stock which is anticipated to be e issued in August after the filing of the Company’s Form 10-Q for the second quarter ending June 30, 2024 with such shares to vest between the date of issuance and June 30, 2025.

Outstanding Equity Awards at Fiscal Year-End for Named Executive Officer

On February 5, 2024, pursuant to the terms of our 2022 Long Term Incentive Plan, we issued 8,440 shares of our Class A common stock to our Chief Financial Officer, Joshua P. Weisenburger, and we also issued 10,128 shares of our Class A common stock to our Chief Accounting Officer, Joseph M. Meisinger. All 8,440 shares of Class A common stock issued to Mr. Weisenburger vested immediately. 3,376 shares of Class A common stock issued to Mr. Meisinger vested immediately and the remaining 6,752 shares vest in two equal installments in February 2025 and February 2026. Vesting of Mr. Meisinger’s unvested shares are subject to continuing employment with the Company. In January 2023, Mr. Weisenburger received a restricted stock grant for 11,559 shares of Class A common stock which was issued on January 3, 2023 for services rendered in 2022 and 2021, and which vests as follows: 5,029 shares of Class A common stock vested on the date of the grant,  3,265 shares of Class A common stock vested on January 2, 2024 and the remaining 3,265 shares of Class A common stock vest on January 2, 2025. Mr. Meisinger also received a restricted stock grant in January 2023 for 3,056 shares of Class A common stock, of which 1,645 shares of Class A common stock vested on the date of grant, 705 shares of Class A common stock vest on January 2, 2024, and the remaining 706 shares of Class A common stock vest on January 2, 2025. Our restricted stock agreements allow the recipient to pay for any withholding tax obligation by returning shares to the Company equal in value to the withholding tax payable for the receipt of such shares.  We had no other outstanding equity awards at December 31, 2023 issued to our executive officers.  At December 31, 2023, the value of unvested shares of Class A common stock issued to Mr. Weisenburger and Mr. Meisinger in 2023 was $102,717 and $22,195, respectively, based on the per share closing price of $15.73 for our Class A common stock as reported on the New York Stock Exchange on December 31, 2023.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth as of [______], 2024 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of each of our Class A common stock and our Class B common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group. As of the close of business on June 28, 2024, 30,931,439 shares of Class A common stock and 580,558 shares of Class B common stock were outstanding. In addition, there were issued and outstanding warrants which are currently exercisable to purchase 52,778 shares of our Class B common stock and 784 shares of our Class A common stock.  Each share of Class B common stock has 10 votes for each matter brought before the Annual Meeting.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared under applicable law. MCF has warrants to purchase 52,778 shares of our Class B common stock. All Class B common stock is convertible to Class A common stock at the option of the holder. Unless otherwise indicated, the address of each person named in the table is c/o Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102.

	Class A common stock		Class B common stock
Name of Beneficial Owner	Shares	Percentage of Outstanding Class of Stock	Shares	Percentage of Outstanding Class of Stock	Percentage of Aggregate Voting Power of Class A common stock and Class B common stock (1)	Percentage of Aggregate Economic Interest of Class A common stock and Class B common stock (2)
5% stockholders:		-
Magnolia Capital Fund, L.P.(3)	-	-	580,558	100.00%	15.80%	1.84%
Magnolia BOC I, LP	5,589,253	18.07%			15.21%	17.74%
238 Plan Associates LLC(4)	2,444,473	7.90%			6.65%	7.76%
Blackrock, Inc.(5)	1,667,203	5.39%			4.54%	5.29%
Named executive officers and directors:
Adam K. Peterson(3)(6)	6,176,284	19.97%	580,558	100.00%	32.61%	21.44%
Bradford B. Briner(7)	42,750	*			*	*
Brendan J. Keating(8)	145,000	*			*	*
Frank H. Kenan II(9)	303,944	*			*	*
Jeffrey C. Royal	42,750	*			*	*
Vishnu Srinivasan	12,750	*			*	*
Joshua P. Weisenburger(11)	22,859	*			*	*
Joseph M. Meisinger(12)	12,674	*
All directors and officers as a group (9 persons)	6,759,011	21.85%	580,588	100.00%	34.20%	23.29%
*	Less than 1%
(1)	The percent of Percentage of Aggregate Voting Power of Class A common stock and Class B common stock reflects that each share of Class B common stock has 10 votes for each share of Class A common stock and assumes all outstanding Class B common stock warrants are exercised.
(2)	The percent of aggregate economic interest is based on both our Class A common stock and Class B common stock combined. The Class B common stock converts to Class A common stock on a 1:1 basis.
(3)	Shares of Class B common stock includes warrants to purchase 52,778 shares of our Class B common stock.
(4)	Based upon a Schedule 13G/A filed with the SEC on February 13, 2024, with a current address listed as One Broadway, 9th Floor, Suite 200, Cambridge, MA 02142.
(5)	Based upon a Schedule 13G/A filed with the SEC on January 29, 2024, with a current address listed as 50 Hudson Yards, New York, New York 10001.
(6)	Represents (i) 586,155 shares of Class A common stock owned by Mr. Peterson directly, 876 shares of Class A common stock owned by a trust in which Mr. Peterson holds voting power but disclaims a beneficial interest, and 5,589,253 shares of Class A common stock owned by Magnolia BOC I, LP and (ii) 527,780 shares of Class B common stock and warrants to purchase 52,778 shares of Class B common stock owned by Magnolia Capital Fund. Mr. Peterson serves as the manager of The Magnolia Group, LLC, the general partner of each of Magnolia Capital Fund, L.P. and Magnolia BOC I, LP and votes the shares held by Magnolia BOC I, LP. Mr. Peterson disclaim beneficial ownership with respect to the shares held by MCF and BOC I except to the extent of his respective pecuniary interests therein.
(7)	Includes 30,000 shares of Class A common stock held by a limited liability company of which Mr. Briner is the Managing Member and 12,750 shares owned directly by Mr. Briner.
(8)	Represents 50,372 shares of Class A common stock held by a trust established for the benefit of Mr. Keating, 42,028 shares of Class A common stock held by an irrevocable trust for the benefit of Mr. Keating and members of his family, 6,800 shares of Class A common stock held by Mr. Keating, and 45,800 shares of Class A common stock held in retirement and 401(k) accounts for the benefit of Mr. Keating.
(9)	Represents 197,804 shares of Class A common stock held by KD Capital, L.P., of which Mr. Kenan serves as a manager and owns 100% of KD Capital Management, LLC, which is the general partner of KD Capital, L.P., 103,390 shares of Class A common stock held by a trust under which Mr. Kenan is both the trustee and beneficiary, and 2,750 shares of Class A common stock owned directly by Mr. Kenan.
(10)	Includes 3,265 shares of Class A common stock held by Mr. Weisenburger which are subject to forfeiture.
(11)	Includes 8,162 shares of Class A common stock held by Mr. Meisinger which are subject to forfeiture.

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of any publicly traded class of the Company’s equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC. Officers, directors, and greater-than-ten percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to the Company during the most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, we believe that our executive officers and directors and ten percent stockholders complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2023, with the exception of (i) an inadvertent late filing by Mr. Rozek with regard to the distribution of shares in December 2022 from Boulderado Partners, LLC to two foundations over which he retains voting power but disclaims any beneficial interest, (ii) an inadvertent late filing by Mr. Rozek with regard to the distribution of shares in September 2023 from Boulderado Partners, LLC to a trust over which he retains voting power but disclaims any beneficial interest, (iii) an inadvertent late filing by Mr. Rozek with regard to the distribution of shares in December 2023 from Boulderado Partners, LLC to one foundation over which he retains voting power but disclaims any beneficial interest and (iv) one inadvertent late filing by Mr. Keating with regard to the acquisition of shares. Except for the transactions described above, all other transactions reported on Form 4s by Mr. Rozek in 2023 were filed on a timely basis and the transactions which were late do not involve shares in which Mr. Rozek has any beneficial interest.

Certain Relationships, Related Transactions, and Director Independence

The following discussion is a brief summary of certain material arrangements, agreements and transactions we have with related parties. It does not include all of the provisions of our material arrangements, agreements and transactions with related parties, does not purport to be complete and is qualified in its entirety by reference to the arrangements, agreements and transactions described. We enter into transactions with our stockholders and other entities owned by, or affiliated with, our direct and indirect stockholders in the ordinary course of business. These transactions include, among others, professional advisory, consulting and other corporate services.

The holders of record of the shares of Class B common stock, exclusively and as a separate class, are entitled to elect one (1) director to our Board (which we refer to as the “Class B Director”), which number may be reduced pursuant to the terms and conditions of our Amended and Restated Voting and First Refusal Agreement, dated May 16, 2017, by and among the Company, Boulderado and Magnolia (as amended to date, the “Voting Agreement”). The Class B Director may be removed without cause by, and only by, the affirmative vote of the holders of eighty percent (80%) of the shares of Class B common stock exclusively and as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. Matters requiring the unanimous approval of the Class B Director are described in our Annual Report on Form 10-K.

In connection with the entry into the Separation Agreement, Boulderado entered into an amendment (the “First Amendment”) with the Company and Magnolia, to the Voting Agreement. Pursuant to the First Amendment, the parties thereto agreed to remove Boulderado as a party to the Voting Agreement, with such rights and obligations terminated effective upon the consummation of the repurchases contemplated by the Separation Agreement.

On February 22, 2018, the Company entered into a Class A Common Stock Purchase Agreement for the 2018 private placement, pursuant to which the Company raised $150,000,000 through the sale to Magnolia BOC I LP (“MBOC I”), Magnolia BOC II LP (“MBOC II”), and BBOC LP (“BBOC”) an aggregate of 6,437,768 unregistered shares of our Class A common stock at a price of $23.30 per share, a slight premium to the closing price of shares of Class A common stock of $23.29 on the NASDAQ Capital Market, as reported by NASDAQ on the date of the Class A Common Stock Purchase Agreement. MBOC I is managed by Magnolia. BBOC, which subsequently contributed all of its shares of Class A common stock to MBOC I, was an entity managed by Boulderado. MBOC II was an entity managed by Magnolia until it distributed all of its shares to its partners in June 2021. The limited partners of MBOC I have the right to receive an in-kind distribution of their interests in the partnerships upon written request, subject to certain advance notice requirements. On March 6, 2018, MBOC I, MBOC II and BBOC, entered into a registration rights agreement with the Company pursuant to which the Company became obligated at any time after March 6, 2021 to register up to 6,437,768 shares of Class A common stock held by MBOC I, MBOC II and BBOC upon demand. The registration rights agreement also grants the holders of these shares piggyback registration rights. We subsequently agreed to provide these same registration rights for additional shares of Class A common stock acquired by the limited partners of MBOC I and 238 Plan Associates LLC, the welfare and benefit plan maintained by the Massachusetts Institute of Technology. As a result, 9,698,705 shares of our Class A common stock were subsequently registered on September 21, 2021. Following the expiration of the registration statement registering these shares, we filed a new shelf registration statement on April 25, 2022, which was subsequently declared effective by the SEC on May 12, 2022, and we subsequently filed a prospectus supplement on June 15, 2022 registering the 8,297,039 shares of our Class A common stock collectively held by MBOC I (under which the Massachusetts Institute of Technology is the sole beneficial owner), the Massachusetts Institute of Technology and 238 Plan Associates. All of the shares registered are held directly or indirectly for the economic interest of the Massachusetts Institute of Technology and 238 Plan Associates LLC, and no Company officer or director has any economic interest in any of the registered shares. Such registration rights expire upon the earlier of March 31, 2033 or the date all such shares may be freely sold without restriction under Rule 144.

Mr. Peterson also receives compensation from Magnolia for his role as a manager of Magnolia.

On May 1, 2023, BOAM acquired 100% of the membership interests in 24th Street Asset Management LLC (“24th Street Management”), a subsidiary of 24th Street Holding Company, LLC. Mr. Keating beneficially owned approximately 92% of the membership interests that were sold to BOAM in the transaction by the members of  24th Street Management (the “Sellers”). As Mr. Keating is a member of our Board and was appointed as a co-managing director of BOAM in early 2023, the Audit and Risk Committee, comprised of three independent directors, were granted the authority to review, evaluate, and negotiate, or reject, the potential transaction. The Audit and Risk Committee unanimously approved the Membership Interest Purchase Agreement and the Board subsequently approved the transaction.  The consideration consisted of $2,759,072 in cash at closing, an additional $1,254,102 in cash subject to holdback (the “Holdback Amount”), and 45,644 shares of Class A common stock (based on the average closing price of Class A common stock for the 30 business day period ending two days before the closing date) (the “Shares”).  The Shares issued in the transaction are unregistered and have no registration rights.  Furthermore, in the event that distributions are paid to 24th Street pursuant to 24th Street’s gross profits interest (carried interest) held in certain entities (including 24th Street Fund I, LLC and 24th Street Fund II, LLC, collectively, the “Funds”), minus certain compensation bonuses payable (such net amount, the “Net Promote Amount”), that exceed $7,226,672 but are less than equal to $9,635,562, the Sellers will receive, as a release from the Holdback Amount, 52.062% of such excess, such that if the Net Promote Amount equals $9,635,562 (the “Earn-Out Threshold”), the full Holdback Amount will have been released to the Sellers.  Furthermore, to the extent that such Net Promote Amount exceeds the Earn-Out Threshold, the Sellers will receive 25% of the amount of such excess (the “Earn-Out”) until the Funds are liquidated or dissolved at which point Sellers’ right to any Earn-Out payment shall extinguish and the Holdback shall expire. Mr. Keating also is a principal owner and Chairman of Logic, an affiliate in which we have an investment.

On April 2, 2024, we entered into agreements with the minority members of each of FIF Utah LLC and FIF St. George, LLC, entities controlled by Boston Omaha as majority member, which are engaged in the delivery of broadband services. Under these agreements, the minority members of each of the entities, which were originally the owners of the related businesses acquired by Boston Omaha in 2020 and 2022, respectively, exchanged their membership interests in the LLCs for unregistered shares of Boston Omaha Class A common stock. Under the securities exchange agreements, Alpine Networks, Inc., a company owned by Steven McGhie, the Chief Executive Officer of Boston Omaha Broadband, and the sole owner of the minority interest in FIF Utah LLC, exchanged its approximate 17% interest in FIF Utah LLC for 275,611 shares of Boston Omaha Class A common stock, which for purposes of the transaction was valued at approximately $4,400,000. The two owners of the minority interests in FIF St. George, LLC exchanged their combined 20% interest in FIF St. George, LLC for 563,750 shares of Boston Omaha Class A common stock, which for purposes of the transaction was valued at approximately $9,000,000. In each transaction, the value for the unregistered Boston Omaha Class A common stock was calculated based on the volume weighted average trading price of a share of Boston Omaha Class A common stock for the 30 trading days ended March 28, 2024 as reported on the New York Stock Exchange. As a result, Boston Omaha Broadband, LLC, a wholly-owned subsidiary of Boston Omaha, now owns 100% of the membership interests in each of FIF Utah LLC and FIF St. George, LLC. Under the original operating agreements established for each of FIF Utah LLC and FIF St. George, LLC, each of the sellers and Boston Omaha held put and call rights for the sellers’ membership interests.

On May 9, 2024, the Company, Alex B. Rozek, and certain other parties set forth therein, entered into a separation agreement in connection with Mr. Rozek’s separation (the "Separation Agreement"). As Mr. Rozek was an executive officer and was a member of the Board, the Audit and Risk Committee, comprised of three independent directors, were granted the authority to review, evaluate, and negotiate, or reject, the potential transaction. The Audit and Risk Committee unanimously approved the Company entering into the Separation Agreement. Pursuant to Section 2 of the Separation Agreement, the Company agreed to repurchase from Mr. Rozek and Boulderado, an entity controlled by Mr. Rozek, in the aggregate, 210,000 shares of Company Class A common stock, 527,780 shares of Company Class B common stock and 51,994 warrants to acquire 51,994 shares of Company Class B common stock. The aggregate purchase price payable to Mr. Rozek is $9,175,600, comprising (a) a cash payment of $8,800,480 and (b) 36,705 shares of Class A common stock, par value $0.0001 of Sky Harbour Group Corporation. The aggregate purchase price payable to Boulderado is $9,951,113.62, comprising (a) a cash payment of $7,960,890.90 and (b) 194,738 shares of Class A common stock, par value $0.0001 of Sky Harbour Group Corporation. In connection with such repurchase, the Selling Parties provided the Company with customary representations and warranties with respect to the sale of the securities it held, as well as agreed to joint and several indemnification obligations to the Company with respect to such representations and warranties and the statements set forth in the instruments transferring such securities to the Company. Pursuant to Section 2(e) of the Separation Agreement, effective as of May 9, 2024, among other things, Mr. Rozek (i) resigned as a manager of BOAM, a subsidiary of the Company, and (ii) forfeited all of his Class C Units (as defined in the Amended and Restated Limited Liability Company Agreement of BOAM, dated January 6, 2023) to BOAM for no consideration. Pursuant to the Separation Agreement, Mr. Rozek will receive the following separation payments and benefits: (a) 200,000 SKYH Shares as consideration for his efforts in connection with the successful launch of Sky Harbour, (b) severance of $960,000, payable in equal monthly installments over 18 months, (c) payment of $75,000 in lieu of employee benefits, payable in equal monthly installments over 18 months, and (d) a lump sum payment of $250,000 as consideration for certain non-competition covenants. As a result of Mr. Rozek’s departure, he is no longer eligible to participate in the Company’s Management Incentive Bonus Plan and such amounts have not otherwise been reallocated to officers of the Company. In addition, the Company agreed, subject to certain conditions, to nominate and vote to appoint Mr. Rozek as the Company’s representative on the board of directors of Sky Harbour until December 31, 2026. As a condition to receipt of the foregoing benefits and the Company’s obligations under the Separation Agreement, Mr. Rozek entered into a mutual general release of claims with the Company.

On May 13, 2024, as part of the previously announced wind down of BOAM, BOAM and Brendan J. Keating entered into a Services Agreement for Mr. Keating to provide management services associated with the wind down of BOAM. These services will be provided through a limited liability company owned by Mr. Keating named Local.  As Mr. Keating is a member of the Board and was appointed as a co-managing director of BOAM in early 2023, the Audit and Risk Committee, comprised of three independent directors, were granted the authority to review, evaluate, and negotiate, or reject, the potential transaction. The Audit and Risk Committee unanimously approved the Services Agreement. The Services Agreement provides for consulting fees which will be reduced over time as assets managed by BOAM are sold.

Policy and Procedures for the Review, Approval or Ratification of Transactions with Related Persons

Our Board has adopted a written policy (which we refer to as the “Related Party Policy”) for the review, approval or ratification of “Related Party Transactions” by the independent members of the Audit and Risk Committee of our Board. For purposes of the Related Party Policy, a “Related Party Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including the incurrence or issuance of any indebtedness or the guarantee of indebtedness) in which (1) the aggregate amount involved will or may be reasonably expected to exceed $120,000 in any fiscal year, (2) the Company or any of its subsidiaries is a participant, and (3) any Related Party (as defined therein) has or will have a direct or indirect material interest.

The Related Party Policy defines “Related Party” as any person who is, or, at any time since the beginning of the Company’s last fiscal year, was (1) an executive officer, director or nominee for election as a director of the Company or any of its subsidiaries, (2) a person with greater than five percent (5%) beneficial interest in the Company, (3) an immediate family member of any of the individuals or entities identified in (1) or (2) of this paragraph, and (4) any firm, corporation or other entity in which any of the foregoing individuals or entities is employed or is a general partner or principal or in a similar position or in which such person or entity has a five percent (5%) or greater beneficial interest. Immediate family members (each of which we refer to as a “Family Member”) includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone residing in such person’s home, other than a tenant or employee.

Prior to the Company entering into any Related Party Transaction, such Related Party Transaction will be reported to our outside corporate counsel who will report the same to the Audit and Risk Committee. Management, with assistance from our outside corporate counsel, will conduct an investigation and evaluation of the Related Party Transaction and will report its findings to the Audit and Risk Committee, including a summary of material facts. The Audit and Risk Committee will review the material facts of all Related Party Transactions which require the Audit and Risk Committee’s approval and either approve or disapprove of the Related Party Transaction, subject to the exceptions described below. If advance notice of a Related Party Transaction has been given to the Audit and Risk Committee and it is not possible to convene a meeting of the Audit and Risk Committee, then the chairman of the Audit and Risk Committee will consider whether the Related Party Transaction is appropriate and, if it is, will approve the Related Party Transaction, with the Audit and Risk Committee being asked to ratify the Related Party Transaction at the next regularly scheduled meeting of the Audit and Risk Committee.

In the event the Audit and Risk Committee does not ratify any such Related Party Transaction, management shall make all reasonable efforts to cancel or annul such Related Party Transaction. In determining whether to approve or ratify a Related Party Transaction, the Audit and Risk Committee will consider all factors it deems appropriate, including the factors listed below in “Review Criteria.”

Entering into a Related Party Transaction without the approval or ratification required by the terms of the Related Party Policy is prohibited and a violation of such policy. In the event the Company’s directors, executive officers or Chief Accounting Officer become aware of a Related Party Transaction that was not previously approved or ratified under the Related Party Policy, such person will promptly notify the Audit and Risk Committee (or, if it is not practicable for the Company to wait for the Audit and Risk Committee to consider the matter, the chairman of the Audit and Risk Committee), which will consider whether the Related Party Transaction should be ratified or rescinded or whether other action should be taken, with such review considering all of the relevant facts and circumstances regarding the Related Party Transaction, including the factors listed below in “Review Criteria.” The chairman of the Audit and Risk Committee will report to the committee at its next regularly scheduled meeting any actions taken under the Related Party Policy pursuant to the authority delegated in this paragraph. The Audit and Risk Committee will also review all of the facts and circumstances pertaining to the failure to report the Related Party Transaction to the Audit and Risk Committee and will take, or recommend to our Board, any action the Audit and Risk Committee deems appropriate.

No member of the Audit and Risk Committee or director of our Board will participate in any discussion or approval of a Related Party Transaction for which he or she is a Related Party, except that the Audit and Risk Committee member or Board member will provide all material information concerning the Related Party Transaction to the Audit and Risk Committee.

If a Related Party Transaction will be ongoing, the Audit and Risk Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the Related Party. Thereafter, the Audit and Risk Committee, on at least an annual basis, will review and assess ongoing relationships with the Related Party to ensure that they are in compliance with the Audit and Risk Committee’s guidelines and that the Related Party Transaction remains appropriate.

Review Criteria. All Related Party Transactions will be reviewed in accordance with the standards set forth in the Related Party Policy after full disclosure of the Related Party’s interests in the transaction. As appropriate for the circumstances, the Audit and Risk Committee will review and consider:

●	the Related Party’s interest in the Related Party Transaction;
●

the terms of the Related Party Transaction, including the approximate dollar value of the amount involved in the Related Party Transaction and the approximate dollar value of the amount of the Related Party’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction is being undertaken in the ordinary course of business of the Company;
●	whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to the Company of, the Related Party Transaction;
●	a description of any provisions or limitations imposed as a result of entering into the Related Party Transaction;
●	whether the proposed transaction includes any potential reputational risk issues for the Company which may arise as a result of or in connection with the Related Party Transaction;
●	whether the proposed transaction would violate any requirements of any Company financing or other material agreements; and
●	any other relevant information regarding the Related Party Transaction or the Related Party.

The Audit and Risk Committee, or its chairman, as applicable, may approve or ratify the Related Party Transaction only if the Audit and Risk Committee determines in good faith that, under all of the circumstances, the transaction is fair to the Company. The Audit and Risk Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the Related Party in connection with approval of the Related Party Transaction.

Pre-Approved Related Party Transactions. The Audit and Risk Committee has determined that the following transactions will be deemed pre-approved or ratified and will not require review or approval of the Audit and Risk Committee, even if the aggregate amount involved will exceed $120,000, unless otherwise specifically determined by the Audit and Risk Committee:

●

any employment or compensation by the Company of an executive officer of the Company or any of its subsidiaries if the related compensation conforms with our Company’s compensation policies, if the executive officer is not a Family Member of another executive officer or of a director of our Board; and

●	any compensation paid to a director of our Board if the compensation is consistent with our Bylaws and any compensation policies.

Notwithstanding anything to the contrary in the Related Party Policy, in the event the Bylaws of the Company require review by our Board and/or approval of a Related Party Transaction, the Audit and Risk Committee, and its chairman, will not have the authority to review or approve a Related Party Transaction but will provide a recommendation to our Board for the Board’s use in its consideration of a given Related Party Transaction.

PROPOSAL 2

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024. During the 2023 fiscal year, KPMG LLP served as the Company’s independent auditors. We anticipate that representatives of KPMG LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so at the Annual Meeting, and are expected to be available to respond to appropriate questions. Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the Annual Meeting, the Board will reconsider the selection of KPMG LLP. Even if the selection of KPMG LLP is ratified, the Board in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority in voting power of the shares of the Company’s capital stock present or represented by proxy at the Annual Meeting and voting for the proposal is required to approve the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2024. The Proxy Agents will vote your shares “FOR” the ratification of the appointment of KPMG LLP unless instructions to the contrary are indicated in the enclosed proxy.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2024.

Fees Paid to the Independent Registered Public Accounting Firm

Our independent auditor during the 2022 and 2023 fiscal years was KPMG LLP. During the 2022 and 2023 fiscal years, the aggregate fees that we paid to KPMG LLP for professional services were as follows:

	Year Ended December 31,
	2023	2022
Audit Fees (1)	$808,000	$716,800
Audit-Related Fees	-0-	-0-
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-
(1)

Fees for audit services include fees associated with the annual audit and the review of our quarterly reports on Form 10-Q, as well as associated consents and comfort letters. The audit fees for 2023 include both actual and estimated fees.

Audit Fees. The audit fees consist of aggregate fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, as well as associated consents and comfort letters.

Audit-Related Fees. The audit-related fees consist of aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Tax fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance, and tax audit defense.

All Other Fees. There were no other fees billed for professional services rendered by KPMG LLP in the 2022 or 2023 fiscal years.

Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit and Risk Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services that, in the opinion of the Audit and Risk Committee, will not impair the independence of the independent registered public accounting firm. Our Audit and Risk Committee annually reviews the audit and permissible non-audit services performed by our independent registered public accounting firm, and reviews and approves the fees charged by it. Our Audit and Risk Committee has considered the role of our independent registered public accounting firm in providing tax and audit services and other permissible non-audit services to us and has concluded that the provision of such services was compatible with the maintenance of the independence of our independent registered public accounting firm in the conduct of its auditing functions.

Audit and Risk Committee Report

The consolidated balance sheets of Boston Omaha Corporation and its subsidiaries as of December 31, 2023 and 2022, and the related consolidated statements of operations, consolidated statements of changes in stockholders’ equity, and consolidated statements of cash flows for years ended December 31, 2023 and 2022, are included in the Company’s Annual Report on Form 10-K for the 2023 fiscal year (which we refer to as the “2023 Form 10-K”).

The Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board, along with the Company’s systems of internal accounting and financial controls. In fulfilling these oversight responsibilities, the Audit and Risk Committee reviewed and discussed with Boston Omaha management the audited financial statements included in the 2023 Form 10-K.

The Audit and Risk Committee has reviewed with KPMG LLP, the independent registered public accounting firm of the Company, the matters required to be discussed with the Company’s independent registered public accounting firm under generally accepted auditing standards, including the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees.

The Audit and Risk Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit and Risk Committee concerning independence, and has discussed with KPMG LLP their independence in relation to Boston Omaha.

In reliance upon the reviews and discussions referred to above, and subject to the limitations on the roles and responsibilities of the Audit and Risk Committee referred to above and in the Audit and Risk Committee charter, the Audit and Risk Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the 2023 Form 10-K for filing with the SEC.

Boston Omaha, acting through its management and Board, is responsible for the Company’s financial statements and reporting process, including the systems of internal accounting controls. KPMG LLP, is responsible for planning and conducting the annual audit of those financial statements. The Audit and Risk Committee’s role is one of oversight, and therefore in performing its oversight responsibilities, the Audit and Risk Committee is not providing any special assurance as to the Company’s financial statements or any professional certification as to the results of the independent registered public accounting firm.

Submitted by the Audit and Risk Committee:

Bradford B. Briner, Chairman

Jeffrey C. Royal

Vishnu Srinivasan

PROPOSAL 3

NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (which we refer to as the “Dodd-Frank Act”) requires that stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation (a so-called “say-on-pay” vote).

The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the compensation tables and narrative discussion regarding such compensation under the caption “Executive Compensation” beginning on page 15 of this Proxy Statement. The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of our Board, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires us to hold the advisory vote on executive compensation at least once every three years, and at our 2018 Annual Meeting of Stockholders, the stockholders cast an advisory vote recommending that “say-on-pay” votes will be held every year.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through attracting, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth. We believe that it achieves these goals by offering competitive base salaries to the named executive officers and offering the named executive officers cash bonus incentives based on the growth in the book value of our company (other than due to increases resulting from the sale of our securities).

The vote under this proposal is advisory, and therefore not binding on the Company, the Board or our Compensation Committee. However, our Board, including our Compensation Committee (which is responsible for designing and administering our executive compensation program), values the opinions expressed by stockholders in their vote on this proposal and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Our Board encourages our stockholders to approve the following resolution:

RESOLVED, that the stockholders of Boston Omaha Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the compensation tables and narrative discussion regarding such compensation under the caption “Executive Compensation” set forth in the Company’s definitive Proxy Statement for the 2024 Annual Meeting of Stockholders.

Vote Required

This vote is advisory and not binding on the Company. The affirmative vote of the holders of a majority in voting power of the shares of the Company’s capital stock present in person or represented by proxy at the Annual Meeting and voting for the proposal is required to approve this proposal to approve the compensation paid to our named executive officers. Abstentions will have the same effect as voting against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote. The Proxy Agents will vote your shares “FOR” the approval of the non-binding advisory proposal regarding executive compensation unless instructions to the contrary are indicated in the enclosed proxy.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the approval of the non-binding advisory proposal regarding executive compensation.

PROPOSAL 4

NON-BINDING ADVISORY PROPOSAL REGARDING FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

We are also required by the Dodd-Frank Act to provide stockholders with a separate advisory (non-binding) vote for the purpose of asking stockholders to express their preference for the frequency of future say-on-pay votes. In voting on this proposal, stockholders may indicate their preference as to whether the advisory vote on executive compensation should occur (i) once every year, (ii) once every two years or (iii) once every three years. We are required to solicit stockholder votes on the frequency of future say-on-pay proposals at least once every six years, although we may seek stockholder input more frequently.

It is the opinion of the Board that the frequency of the non-binding, advisory stockholder vote on the compensation of our named executive officers should be once every year. The Board views the way we compensate our named executive officers as an essential part of our strategy to maximize our performance and deliver enhanced value to our stockholders. The Board believes that holding a vote every year will permit the Company to focus on developing compensation practices that are in the best long-term interests of our stockholders, while simultaneously requiring annual engagement with stockholders in order to guide any necessary refinement or modification of our executive compensation program. Obtaining this frequent and critical feedback from stockholders will assist the Board’s analysis and provide it with a greater ability to fully evaluate the design and effectiveness of our compensation practices.

The Board believes that an advisory vote on named executive officer compensation is the most effective way for stockholders to communicate with the Company about its compensation objectives, policies and practices, and it looks forward to receiving the input of the Company’s stockholders on the frequency with which such a vote should be held. Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, three years, or abstain when voting in response to the resolution set forth below.  Our Board encourages our stockholders to approve the following resolution:

RESOLVED, that the stockholders of Boston Omaha Corporation approve, on an advisory basis, that the Company hold a stockholder advisory vote to approve (on an advisory basis) the compensation of the Company’s named executive officers, as such compensation is described in the Company’s definitive Proxy Statement, with a frequency of once every year, two years or three years, whichever receives the highest number of votes cast with respect to this resolution.

Vote Required

With respect to this proposal regarding the selection of the frequency of the advisory vote on named executive officer compensation, the affirmative vote of the highest number of shares of the Company’s capital stock present in person or represented by proxy at the Annual Meeting and voting for in favor of a particular frequency (of once every one, two or three years) is required to approve the proposal in favor of such frequency. Abstentions and broker non-votes will have no effect on the outcome of the vote.

This vote is advisory and not binding on the Board or the Company. However, the Board values the opinions of our stockholders, and will consider the outcome of this vote when determining the frequency of the future advisory votes to approve named executive officer compensation. The Board may decide, after considering the results of this vote, that it is in the best interests of the stockholders to hold the advisory vote on named executive officer compensation with a different frequency than the option selected by the stockholders.

Recommendation of the Board

The Board unanimously recommends that you vote for the option “ONE YEAR” for the frequency of the advisory vote on executive compensation.

PROPOSAL 5

OFFICER EXCULPATION CHARTER AMENDMENT

The State of Delaware, which is our state of incorporation, recently amended Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) to permit a corporation to provide in its certification of incorporation for the elimination or limitation of the personal liability of certain officers to the corporation or its stockholders for breaches of fiduciary duty as an officer in certain limited circumstances. We sometimes refer to this elimination or limitation of personal liability as “exculpation” in this Proxy Statement. Delaware law has long authorized such exculpation for directors, but had not provided such protection to officers until it amended Section 102(b)(7) in 2022. As with directors, the exculpation protection for officers under Section 102(b)(7) does not apply to an officer’s breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Unlike exculpation for directors, however, the protection for officers under Section 102(b)(7) does not apply to actions brought by or in the right of the corporation, which includes any claims brought by the corporation itself or derivative claims brought by stockholders in the name of the corporation. To gain the added protection for officers, we are proposing to amend our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to add an officer exculpation provision.

An exculpation provision is one of three tools, in addition to indemnification and directors’ and officers’ (“D&O”) liability insurance, that can be provided by a corporation to its directors and officers so they can protect themselves from personal liability incurred as a result of serving as a director or officer of a corporation. In general, exculpation provisions seek to prevent liability attaching to directors or officers in the first instance, while indemnification and D&O insurance seeks to compensate and hold directors and officers harmless when they have incurred liability or are faced with defending liability claims. The Board believes it is important to provide not only its directors but also its officers with protection from certain liabilities and expenses that, if no such protection was provided, may discourage prospective or current officers from serving as officers of the Company. Accordingly, on [________], 2024, the Board approved, subject to stockholder approval, a proposed amendment to our Certificate of Incorporation to eliminate or limit the personal liability of our officers, as provided below.  The proposed amendment also provides that if the DGCL is further amended to eliminate or limit the liability of officers, the liability of such officers will be limited or eliminated to the fullest extent permitted by law, as so amended. We sometimes refer to this proposed amendment to our Certificate of Incorporation as the “Officer Exculpation Charter Amendment” in this Proxy Statement. In the absence of such protection, the Board believes qualified officers might be deterred from serving as officers of the Company due to potential exposure to personal liability and the risk that substantial expense could be incurred in defending lawsuits, regardless of merit. In approving the proposed Officer Exculpation Charter Amendment, the Board took into account several factors, such as the narrow class and type of claims that such officers would be exculpated from liability pursuant to Section 102(b)(7), the limited number of our officers who would be provided with such protections, and the benefits the Board believes would accrue to us by providing officer exculpation in accordance with Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits. The Board balanced these considerations with our corporate governance practices and determined that it is advisable and in the best interests of the Company and our stockholders to amend our Certificate of Incorporation to add an officer exculpation provision to eliminate or limit the personal liability of certain officers, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Text of Proposed Officer Exculpation Charter Amendment

Our Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. To ensure we are able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to add a new ARTICLE XIII to our Certificate of Incorporation, which would state in its entirety as follows:

“ARTICLE XIII: MATTERS RELATING TO OFFICERS

To the fullest extent permitted by law, an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer; provided, however, that the foregoing shall not eliminate or limit the liability of an officer (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the officer derived an improper personal benefit, or (iv) in any action by or in the right of the Corporation. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

Any repeal or modification of this ARTICLE XIII, or the adoption of any provision of this Second Amended and Restated Certificate of Incorporation, as amended, inconsistent with this ARTICLE XIII by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal, modification or adoption of an inconsistent provision.”

A copy of the proposed Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (referred to in this Proposal 5 as the “Officer Exculpation Certificate of Amendment”) which, when filed with the Secretary of State of the State of Delaware, will give effect to the foregoing Officer Exculpation Charter Amendment, is attached as Appendix A to this Proxy Statement.

Reasons for the Proposed Officer Exculpation Charter Amendment

The Board believes it is appropriate for public corporations incorporated in states that allow for exculpation of directors and officers to provide for such exculpation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers and other companies with whom we compete for officer talent to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and we believe failing to adopt the proposed Officer Exculpation Charter Amendment could impact our recruitment and retention of exceptional officer candidates, who may conclude that the potential exposure to liabilities, costs of defending against any actions against them and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

For the reasons stated above, on [_______], 2024, the Board determined that the proposed Officer Exculpation Charter Amendment is advisable and in the best interest of our Company and our stockholders and authorized and approved, subject to stockholder approval, the proposed Officer Exculpation Charter Amendment and directed that it be considered for approval by our stockholders at the Annual Meeting. The Board believes the proposed Officer Exculpation Charter Amendment would better position us to attract top officer candidates and retain our current officers and enable our officers to exercise their business judgment in furtherance of the interests of our stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors, although it would not eliminate officers’ monetary liability for any action brought by or in the right of the corporation.

The proposed Officer Exculpation Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

Timing and Effect of the Officer Exculpation Charter Amendment

If the proposed Officer Exculpation Charter Amendment is approved by our stockholders, it would become effective immediately upon the filing of the Officer Exculpation Certificate of Amendment with the Secretary of State of the State of Delaware, which we would expect to file promptly after the Annual Meeting. After effectiveness of the Officer Exculpation Charter Amendment, the new officer exculpation provision would apply only with respect to acts or omissions by our officers occurring after the effective time of the Officer Exculpation Certificate of Amendment.

If the proposed Officer Exculpation Charter Amendment is not approved by our stockholders, we will not file the Officer Exculpation Certificate of Amendment with the Secretary of State of the State of Delaware and our Certificate of Incorporation would remain unchanged.

In accordance with the DGCL, the Board may elect to abandon the proposed Officer Exculpation Charter Amendment without further action by our stockholders at any time prior to the effectiveness of the filing of the Officer Exculpation Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Officer Exculpation Charter Amendment at the Annual Meeting.

Vote Required

The affirmative vote of the holders of capital stock representing a majority of the outstanding shares of our capital stock is required to approve the Officer Exculpation Charter Amendment. The Proxy Agents will vote your shares “FOR” the Officer Exculpation Charter Amendment unless instructions to the contrary are indicated in the enclosed proxy. Abstentions and broker non-votes will have the same effect as voting against the resolution.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the approval of the Officer Exculpation Charter Amendment.

ANNUAL REPORT ON FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023, AS AMENDED, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE SECRETARY OF BOSTON OMAHA CORPORATION, 1601 DODGE STREET, SUITE 3300, OMAHA, NEBRASKA 68102. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF JULY 22, 2024, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING.

OTHER MATTERS

The Board does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Annual Meeting. Should any other matters be properly presented, the Proxy Agents will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Copies of the Company’s recent reports on Form 10-K, as amended, and Form 10-Q as filed with the SEC will be promptly provided to stockholders without charge upon written or oral request to Secretary, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102, telephone number (857) 256-0079. Copies of our reports are also posted on our website at www.bostonomaha.com.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single annual report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and Proxy Statement or, if you think that you are eligible for “householding” and would like to request a single copy of the annual report and Proxy Statement for all of the stockholders sharing your same address, please notify your broker and direct your request to Secretary, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102, telephone number (857) 256-0079. We will promptly furnish a separate annual report and Proxy Statement to any stockholder so requesting to no longer participate in “householding.”

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BOSTON OMAHA CORPORATION

* * * * * *

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Boston Omaha Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”).

DOES HEREBY CERTIFY:

1.	The present name of the corporation is Boston Omaha Corporation (hereinafter called the “Corporation”).
2.

The Corporation was originally incorporated by filing its Certificate of Incorporation pursuant to the General Corporation Law on March 16, 2015, and the Corporation filed an Amended and Restated Certificate of Incorporation in the office of the Secretary of the State of Delaware on June 18, 2015, and was further amended by filing that certain Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on October 19, 2015 and that certain Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on March 11, 2016, and filed a Second Amended and Restated Certificate of Incorporation in the office of the Secretary of the State of Delaware on May 25, 2017, and filed a Certificate of Amendment to Second Amended and Restated Certificate of Incorporation in the office of the Secretary of the State of Delaware on May 4, 2018, and filed a Certificate of Amendment to Second Amended and Restated Certificate of Incorporation in the office of the Secretary of the State of Delaware on June 2, 2020 (collectively, the “Certificate of Incorporation”).

3.

The amendment to the Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by (i) unanimous written consent of the Board of Directors of the Corporation, who declared such amendment advisable, and (ii) vote of a majority of the outstanding shares of each of the Class A common stock, par value $0.001 per share of the Corporation and the Class B common stock, par value $0.001 per share of the Corporation, which represents a majority of the outstanding voting power of all classes and series of capital stock of the Corporation entitled to vote on the matters set forth herein.

4.	That the Certificate of Incorporation be amended by inserting a new Article XIII immediately following Article XII, which shall read in its entirety as follows:

“ARTICLE XIII: MATTERS RELATING TO OFFICERS

To the fullest extent permitted by law, an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer; provided, however, that the foregoing shall not eliminate or limit the liability of an officer (i) for any breach of the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the officer derived an improper personal benefit, or (iv) in any action by or in the right of the Corporation. If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

Any repeal or modification of this ARTICLE XIII, or the adoption of any provision of this Second Amended and Restated Certificate of Incorporation, as amended, inconsistent with this ARTICLE XIII by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal, modification or adoption of an inconsistent provision.”

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer this ____ day of ________, 2024.

BOSTON OMAHA CORPORATION By: Name: Adam K. Peterson Title: Chief Executive Officer

BOSTON OMAHA CORORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – SEPTEMBER 20, 2024 AT 10:00 AM CENTRAL TIME (11:00 AM EASTERN TIME)
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Adam K. Peterson and Joshua P. Weisenburger, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Boston Omaha Corporation to be held on Friday, September 20, 2024, at 10:00 a.m. (Central Time) (11:00 a.m. Eastern Time), at The Salvation Army Omaha Kroc Center – Joyce Mammel Assembly Hall located at 2825 Y Street, Omaha, Nebraska 68107, and at any adjournments or postponements thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

	MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
	FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
	INTERNET:	https://www.iproxydirect.com/BOC
	PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF BOSTON OMAHA CORPORATION			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		→	FOR	WITHHOLD
	Election of Directors (other than the Class B common stock Director):					CONTROL ID:
	Bradford B. Briner		☐	☐		REQUEST ID:
	Brendan J. Keating		☐	☐
	Frank H. Kenan II		☐	☐
	Jeffrey C. Royal		☐	☐
	Vishnu Srinivasan		☐	☐

Proposal 2		→	FOR	AGAINST	ABSTAIN
	To ratify the selection by our Board of Directors of the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.		☐	☐	☐

Proposal 3		→	FOR	AGAINST	ABSTAIN
	To conduct a non-binding advisory vote to approve the compensation of the named executive officers.		☐	☐	☐

Proposal 4		→	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
	To conduct an advisory (non-binding) vote on the frequency of the vote to approve the executive compensation of the named executive officers.		☐	☐	☐	☐

Proposal 5	To approve the Officer Exculpation Charter Amendment.	→	FOR	AGAINST	ABSTAIN
			☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
THE BOARD OF DIRECTORS RECOMMENDS VOTING ‘FOR’ ALL DIRECTORS IN PROPOSAL 1, ‘FOR’ PROPOSALS 2, 3 AND 5 AND FOR ‘ONE YEAR’ ON PROPOSAL 4.

MARK HERE FOR ADDRESS CHANGE ☐  New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2024.

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)